CONFIDENTIAL TREATMENT REQUESTED	EXHIBIT 10.1

CONFIDENTIAL TREATMENT REQUESTED: INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[CONFIDENTIAL TREATMENT REQUESTED].” AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES EXCHANGE COMMISSION.

CO-DEVELOPMENT AND OEM AGREEMENT

This Co-Development and OEM Agreement (the “Agreement”) is dated and effective July    , 2002 (the “Effective Date”), by and between CardioDynamics International Corporation, a California corporation with its principal offices located at 6175 Nancy Ridge Drive, Suite 300, San Diego, California (“CDIC”) and Philips Medical Systems, a division of PENAC, a Delaware corporation with its principal offices located at 3000 Minuteman Road, Andover, Massachusetts (“Philips”) for the purchase and/or license by CDIC and Philips of products under the terms and conditions contained in this Agreement.

1.    Background.

1.1  CDIC is a developer, manufacturer and distributor of medical devices, equipment, related hardware, software and related products and accessories, including impedance cardiology technology.

1.2  Philips is a developer, manufacturer and distributor of medical devices, equipment, related hardware, software and related products and accessories, including 12-Lead ECG Products.

1.3  Philips desires to integrate CDIC’s impedance cardiography technology into Philips’s 12-Lead ECG Products.

1.4  CDIC agrees to develop, sell and/or license to Philips the products and/or technologies described below, subject to the terms and conditions contained in this Agreement.

1.5  Philips agrees to sell and/or license to CDIC the products and/or technologies described below, subject to the terms and conditions contained in this Agreement.

2.    Definitions (in alphabetical order).

2.1  “CDIC Core Technology” means CDIC’s proprietary patient electrode sensors, interconnect cables, analog and digital hardware designs, digital signal processing software designs, and signal processing algorithms which apply stimulation to the body and measure or calculate, display, and record hemodynamic parameters using thoracic electrical bio-impedance.

2.2  “CDIC Documentation” means the product literature, operations and maintenance manuals, and other information to sell and maintain the ICG/ECG Device, and the CDIC Specifications.

2.3  “CDIC ICG Module” means the CDIC-developed hardware, software and cables used to acquire and process patient waveforms used to measure and calculate hemodynamic parameters and interface with the Philips ECG Products.

2.4  “CDIC Dual Snap Bio-impedance (DSB) Sensor” or “DSB Sensor” means a set of single use disposable electrodes manufactured by or for CDIC for use with the CDIC ICG Module Kit and that is required to generate a report with CDIC’s ICG.

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2.5  “CDIC ICG Module Kit” means the bundle of all components developed and manufactured by or for CDIC that will be incorporated into the ICG/ECG Device and licensed/sold to Philips under this Agreement, including the CDIC ICG Module, CDIC System Application Software Installation Disc, and one box of 10 applications of DSB Sensors.

2.6  “CDIC ICG Module Kit Specifications” means Specifications (as defined below) for the CDIC ICG Module Kit, which shall be in the possession of the Parties’ respective attorneys pursuant to that certain letter dated the Effective Date from counsel to CDIC to the general counsel of Philips.

2.7  “CDIC Products” means CDIC ICG Module Kit, OEM Board and any other product that can be ordered by Philips as listed in Exhibit A (Products and Purchase Prices) and Exhibit F (Other Pricing).

2.8  “CDIC System Application Software” means the CDIC software program developed by CDIC and designed to run on the Philips ECG Products and provide a user interface for the CDIC ICG Module.

2.9  “CDIC System Application Software Installation Disc” means the 3-1/4" floppy disc used to install the CDIC System Application Software onto the Philips ECG Products.

2.10  “DSB Sensor” or “CDIC Dual Snap Bio-impedance (DSB) Sensor” means a set of single use disposable electrodes manufactured by or for CDIC for use with the CDIC ICG Module Kit and that is required to generate CDIC’s ICG.

2.11  “ICG” or “Impedance Cardiography” means CDIC’s measured and processed group of parameters that measures the mechanical function of the heart non-invasively using electrical bio-impedance.

2.12  “ECG Device” means the Philips ECG Product together with and including all components (hardware, software, and accessories) required to integrate the “Philips ECG Product” with a “CDIC ICG Module Kit.”

2.13  “ICG/ECG Device” means the combination of the “CDIC ICG Module Kit” and the “ECG Device.”

2.14  “OEM Board” means the printed circuit board (PCB) component inside the CDIC ICG Module used for acquiring and processing the ICG signal.

2.15  “Party” or “Parties” means CDIC and Philips each individually or jointly.

2.16  “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

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2.17  “Philips Documentation” means the product literature, operations and maintenance manuals, and other information to sell and maintain the ICG/ECG Device, and the Philips Specifications.

2.18  “Philips ECG Products” means 12-lead ECG systems manufactured by or for Philips.

2.19  “Philips ECG Products Specifications” means Specifications (as defined below) for the Philips ECG Products, which shall be in the possession of the Parties’ respective attorneys pursuant to that certain letter dated the Effective Date from counsel to CDIC to the general counsel of Philips.

2.20  “Philips Products” means those products manufactured by Philips from time to time during the term of the Agreement.

2.21  “Specifications” means the engineering, operational and/or functional description of any products described in this Agreement, the complete written version of which shall be in the possession of the Parties, as may be attached hereto, or summarized herein, and as same may be amended from time to time by agreement of the Parties.

3.    ICG Module Development Project.

3.1  Project Timing.    The overall duration of the project to develop the CDIC ICG Module Kit, as set forth in this Section 3, (the “Project”) through completion of the items set forth on Exhibit C is expected to be [CONFIDENTIAL TREATMENT REQUESTED]. A preliminary outline of the Project is attached to this Agreement as Exhibit C.

3.2  Project Management.    Each Party shall appoint a “Project Manager” who shall oversee and manage the Project on a day-to-day basis.

(a)  The Project Managers shall meet regularly based on the Project needs to assess the Project status and discuss and resolve any issues or problems. These meetings may be held face-to-face or as telephone or video teleconferences.

(b)  Each Party shall bear its own communication and travel costs.

(c)  All communication in conjunction with this Agreement shall be directed to the appropriate Person(s) at the address as listed in Exhibit D (Contact Persons/Addresses).

3.3  Philips Responsibilities.    Philips shall develop, design and test the modular integration of the components of the CDIC System Application Software with the Philips ECG Products according to the schedule as set forth in Exhibit C of this Agreement once Philips has received a completed version of the CDIC System Application Software. The costs for Philips to complete this portion of the Project [CONFIDENTIAL TREATMENT REQUESTED].

3.4  CDIC Responsibilities.    CDIC shall design, develop, and test the CDIC ICG Module Kit according to the CDIC ICG Module Kit Specifications and schedule for completion of such work as set forth in Exhibit C [CONFIDENTIAL TREATMENT REQUESTED].

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4.    Purchase and Sale Obligations; Licenses.

4.1  General.    Subject to the terms and conditions of this Agreement, CDIC agrees to sell to Philips the CDIC Products, and Philips agrees to sell to CDIC the ECG Devices as listed on Exhibit A (Products and Purchase Prices) and Exhibit F (Other Pricing). The Parties agree that CDIC, Philips and their respective distributors and manufacturers’ representatives [CONFIDENTIAL TREATMENT REQUESTED]. Each Party agrees to use commercially reasonable efforts to sell, market and promote the ICG/ECG Devices. The CDIC ICG Module Kits and components of the CDIC ICG Module Kits purchased from CDIC under this Agreement shall be used only as components in, incorporated into, or integrated with, the Philips Products which the Parties sell or lease to third party users in the regular course of business. The components of the CDIC ICG Module Kits and Philips ECG Products shall be re-sold, leased, rented, licensed or otherwise transferred to third Parties only for use as a part of the ICG/ECG Device or the Philips Products, or as replacement parts used in the ICG/ECG Device or the Philips Products, and the Parties shall sell only accessories, including cables and DSB Sensors, approved by the Parties in connection with any ICG/ECG Device. Nothing in this Agreement shall prohibit or in any way restrict CDIC’s rights to sell, lease, license, collaborate with respect to, or otherwise transfer any CDIC Core Technology, or any other CDIC Products to any other Person or entity including without limitation, any direct competitor of Philips, except as set forth in Section 23 herein. Nothing in this Agreement shall prohibit or in any way restrict Philips’ rights to sell, lease, license, collaborate with respect to, or otherwise transfer the Philips ECG Products to any other Person or entity including, without limitation, any direct competitor of CDIC.

4.2  Non-Exclusive License Grant by CDIC.    CDIC hereby grants to Philips a non-exclusive, perpetual (subject to termination as provided in this Agreement) and non-transferable worldwide license, with the right to sub-license to purchasers/end-users of Philips Products, to use, install, test, adapt, and transfer and otherwise distribute (a) the CDIC ICG Module Kit and related CDIC Documentation in connection with the manufacture, assembly, test, lease, sale, license, transfer or other distribution by or for Philips of (i) ICG/ECG Devices and/or (ii) ECG Devices intended to be used as ICG/ECG Devices under this Agreement, as such are provided to Philips by CDIC under this Agreement and (b) the OEM Board in connection with the manufacture, assembly, test, lease, sale, license, transfer or other distribution by or for Philips. Except for this express license by CDIC, Philips shall not disclose, furnish, transfer, distribute or otherwise make available the CDIC System Application Software, the CDIC Documentation, or any portion thereof, in any form to any third party and shall not duplicate the CDIC System Application Software, the CDIC Documentation or any part of any of same. Title to and ownership of any and all proprietary rights in or to the CDIC Products, CDIC System Application Software and the CDIC Documentation therefor shall at all times remain with CDIC or its licensor(s), provided that title and ownership of the CDIC Products shall transfer to Philips when such products are delivered to Philips pursuant to Section 9.2. Nothing in this Agreement shall be construed as a sale or any other transfer of any title in the CDIC System Application Software or the CDIC Documentation. All references in this Agreement to sale, resale or purchase of the CDIC ICG Module Kit, OEM Board, or the respective components thereof, or references of like effect, shall, with respect to the CDIC System Application Software and the CDIC Documentation, mean licenses or sublicenses of the CDIC System Application Software and the CDIC Documentation, or of a sale or transfer of any title in the CDIC System

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Application Software pursuant to this Section 4.2. Philips shall not disassemble, decompile or otherwise reverse-engineer the CDIC System Application Software or any part of any of same. Philips shall retain and shall not alter or obscure any notices, markings or other insignia affixed to the CDIC System Application Software, the CDIC Documentation or any part of any of same, as such notices, markings and/or insignia may be affixed as of the time Philips receives same.

4.3  Non-Exclusive License Grant by Philips.    Philips hereby grants CDIC a non-exclusive, perpetual (subject to termination as provided in this Agreement) and non-transferable worldwide license, with the right to sublicense to purchasers/end-users of the ICG/ECG Devices to use, install, test, adapt, and transfer and otherwise distribute the software embedded in or otherwise provided in connection with the manufacture, assembly, test, lease, sale, license, transfer or other distribution by or for CDIC of Philips ECG Products and/or ECG Devices (“ECG Software”) as such Philips ECG Products and ECG Devices are provided to CDIC by Philips under this Agreement. Except for this express license by Philips, CDIC shall not disclose, furnish, transfer, distribute or otherwise make available the ECG Software, or any portion thereof, in any form to any third party and shall not duplicate the Philips ECG Products, ECG Devices, ECG Software, or any part of any of same. Title to and ownership of any and all proprietary rights in or to the Philips ECG Products and/or ECG Devices and/or ECG Software shall at all times remain with Philips or its licensor(s), provided that title and ownership of the Philips ECG Products and ECG Devices shall transfer to CDIC when such products are delivered to CDIC pursuant to Section 9.2. Nothing in this Agreement shall be construed as a sale or other transfer of any title in the ECG Software. All references in this Agreement to sale, resale or purchase of the Philips ECG Products or ECG Devices, or references of like effect, shall mean licenses or sublicenses of the Philips ECG Products and/or ECG Devices, or of a sale or other transfer of any title or interest in the ECG Software pursuant to this Section 4.3. CDIC shall not disassemble, decompile or otherwise reverse-engineer the Philips ECG Products, the ECG Devices, the ECG Software, or any part of any of same. CDIC shall retain and shall not alter or obscure any notices, markings or other insignia affixed to the Philips ECG Products, the ECG Devices, the ECG Software, or any part of any of same, as such notices, markings and/or insignia may be affixed as of the time CDIC receives same.

4.4  Standard of Care; Priority.    In connection with the Parties’ performance of their obligations hereunder, each Party shall use commercially reasonable efforts in the performance of its obligations hereunder and will do so with the same degree of priority, care, skill, and prudence customarily exercised when engaged in similar activities for itself.

5.    Sensor Commissions

5.1  Commissions on Sales of CDIC Dual Snap Bio-impedance (DSB) Sensors.    For each DSB Sensor sold by CDIC for ICG/ECG Devices, CDIC shall pay Philips a commission equal to [CONFIDENTIAL TREATMENT REQUESTED] for such DSB Sensors. CDIC shall pay such commissions to Philips [CONFIDENTIAL TREATMENT REQUESTED]. [CONFIDENTIAL TREATMENT REQUESTED] shall mean, with respect to this Section 5.2, the [CONFIDENTIAL TREATMENT REQUESTED] to the [CONFIDENTIAL TREATMENT REQUESTED]. With such [CONFIDENTIAL TREATMENT REQUESTED], CDIC shall provide to Philips a list of customers to which such sales were made, the number of DSB Sensors sold [CONFIDENTIAL TREATMENT REQUESTED], and the [CONFIDENTIAL TREATMENT REQUESTED] DSB Sensor from the sale of the DSB Sensorsby CDIC. This [CONFIDENTIAL TREATMENT REQUESTED] shall be provided to Philips no later than [CONFIDENTIAL TREATMENT REQUESTED] days following the [CONFIDENTIAL TREATMENT REQUESTED].

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[CONFIDENTIAL TREATMENT REQUESTED]

5.2  Finder’s Fees on Sales of stand-alone CDIC ICG Modules.    CDIC shall pay Philips a finder’s fee equal to [CONFIDENTIAL TREATMENT REQUESTED] for certain sales of stand-alone CDIC ICG products, as further described in Exhibit G. CDIC shall pay such finder’s fees to Philips on a [CONFIDENTIAL TREATMENT REQUESTED]. With such [CONFIDENTIAL TREATMENT REQUESTED], CDIC shall provide to Philips a list of customers to which such sales were made. This [CONFIDENTIAL TREATMENT REQUESTED] shall be provided to Philips no later than [CONFIDENTIAL TREATMENT REQUESTED] days following [CONFIDENTIAL TREATMENT REQUESTED].

6.    Scope of Delivery.

6.1  Purchase Orders.    Purchase orders (via facsimile, e-mail, other electronic transmission or paper) for CDIC Products, ECG Devices and/or ICG Module Kits to be purchased under this Agreement (the “Orders”) must be received by CDIC and Philips, respectively, during the term of this Agreement and must specify a delivery date which is not earlier than contemplated in the lead-time schedule outlined below under Section 6.6. All Orders shall make reference to the appropriate engineering drawing or manufacturing reference numbers. There is no minimum volume commitment required for any Order. Philips will provide to CDIC a non-binding initial forecast six (6) months prior to the expected commercial availability of the ICG/ECG Device for purposes of CDIC ordering of initial component volumes, and CDIC will provide to Philips a non-binding initial forecast six (6) months prior to the expected commercial availability of the ICG/ECG Device for purposes of Philips ordering of ICG/ECG Device volumes. Unless otherwise noted, all orders placed by Philips for CDIC Products and/or CDIC Module Kits will be shipped to the Philips, Oxnard manufacturing facility. All orders placed by CDIC for Philips ECG Devices will be shipped directly to CDIC customers.

6.2  Order Acknowledgements.    Philips Orders shall be acknowledged by CDIC within five (5) days after receipt of the Order, and CDIC Orders shall be acknowledged by Philips within five (5) days after receipt of the Order, provided that the Order is correct and complies with Section 6.1 hereof and that the requested delivery time is within the agreed upon lead time. If the requested delivery time is less than the agreed upon lead-time as set forth in Section 6.6, the Party receiving such order shall complete the requirements of such nonconforming Order within the agreed lead-time. Each Party shall deliver the products requested in the acknowledged Orders within the agreed upon lead-time.

6.3  Forecasts.    Each Party shall furnish to the other Party a non-binding quarterly forecast during the term of this Agreement with, with respect to Philips, the number and type of CDIC Products for which Philips expects to submit Orders for the following twelve (12) months and, with respect to CDIC, the number of ECG Devices for which CDIC expects to submit Orders for the following twelve (12) months. If quarterly forecasts exceed the products on hand, the receiving Party reserves the right to request non-binding monthly forecasts.

6.4  [CONFIDENTIAL TREATMENT REQUESTED]

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6.5  Lead Times.    The agreed upon lead time for delivery of the CDIC ICG Module Kit and/or OEM Board is ninety (90) days from the date of receipt by CDIC of a Philips Order. The agreed upon lead time for delivery of the ECG Device is ninety (90) days from the date of receipt by Philips of a CDIC Order. The lead times described in this Section 6.5 shall only apply with respect to up to 125% of the products specified in the forecasts furnished pursuant to Section 6.3 hereof. If the quantity of CDIC ICG Module Kits, OEM Boards, or ECG Devices requested are in excess of 125% of the quantity listed in the forecasts furnished pursuant to Section 6.3 hereof, the Parties agree to use commercially reasonable efforts to ship the excess quantities within ninety (90) days of the date of receipt of such Order.

6.6  Sales Channel Plan.    CDIC and Philips agree that sales of the ICG/ECG Devices and the stand-alone CDIC ICG Modules shall be made by the parties in accordance with the Sales Channel Plan attached as Exhibit G.

7.    Prices

7.1  Purchase Prices.    The prices of CDIC Products and ECG Devices to be purchased by Philips and CDIC, respectively, hereunder (the “Purchase Prices”) which are ordered during the term of the Agreement shall be as set forth in Exhibit A (Products and Purchase Prices) and Exhibit F (Other Pricing). Exhibit A reflects that the OEM transfer price paid to CDIC by Philips for the CDIC ICG Module Kit [CONFIDENTIAL TREATMENT REQUESTED] of CDIC and Philips for all ICG/ECG Devices sold by them during the applicable period, [CONFIDENTIAL TREATMENT REQUESTED]. The [CONFIDENTIAL TREATMENT REQUESTED] shall be determined on an annual basis by an independent auditor (the “Auditor”), commencing with the annual period ending on June 30, 2004 and continuing for each anniversary thereafter. The Auditor shall be selected by the Parties and shall not otherwise be engaged by the Parties. The Parties agree to provide the Auditor with such books and records and other information (the “Information”) as may be necessary for the Auditor [CONFIDENTIAL TREATMENT REQUESTED] by July 31st of the applicable year, and any new transfer price shall become effective [CONFIDENTIAL TREATMENT REQUESTED] of the applicable year. The Auditor will not share any individual customer purchasing data regarding one Party with the other Party. The fees and costs of the Auditors will be shared equally by CDIC and Philips. If for any event Philips determines it will not distribute the ICG/ECG Device, the transfer price to CDIC for the ECG Device will change [CONFIDENTIAL TREATMENT REQUESTED]. The Parties agree to review the transfer price paid by CDIC to Philips for ECG Devices [CONFIDENTIAL TREATMENT REQUESTED] and in good faith renegotiate such transfer price to reflect any substantial changes in burdened costs or market conditions. Each of CDIC and Philips agrees to automatically extend to the other [CONFIDENTIAL TREATMENT REQUESTED] for the CDIC ICG Module Kit, DSB Sensor commission, and ECG Devices [CONFIDENTIAL TREATMENT REQUESTED].

7.2  Taxes on CDIC Products.    All Purchase Prices for CDIC Products are exclusive of all federal, state and local taxes, import taxes, levies and assessments, and Philips shall be responsible for the payment of all such taxes, levies and/or assessments imposed on CDIC Products purchased and/or licensed by Philips hereunder, excluding taxes based on CDIC’s net income from the transaction. Philips shall be responsible for providing in a timely manner all

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documentation, in the nature of exemption certificates or otherwise, necessary to allow CDIC to refrain from collections, such as sales tax, which it would otherwise be obligated to make.

7.3  Taxes on Philips ECG Products.    All Purchase Prices for ECG Devices are exclusive of all federal, state and local taxes, import taxes, levies and assessments, and CDIC shall be responsible for the payment of all such taxes, levies and/or assessments imposed on ECG Devices purchased and/or licensed by CDIC hereunder, excluding taxes based on Philips’ net income from the transaction. CDIC shall be responsible for providing in a timely manner all documentation, in the nature of exemption certificates or otherwise, necessary to allow Philips to refrain from collections, such as sales tax, which it would otherwise be obligated to make.

7.4  Other Pricing.    CDIC will extend to Philips [CONFIDENTIAL TREATMENT REQUESTED] for products on Exhibit F[CONFIDENTIAL TREATMENT REQUESTED] based on the current CDIC proposal in Exhibit F hereto for Philips to incorporate CDIC ICG Core Technology into other Philips products including patient monitors, including access to the OEM Board. Any custom design work for a CDIC ICG Module for other Philips products would be priced based on scope of work.

7.5  Commission.    At such time as CDIC sales representatives are able to sell ICG//ECG Devices, CDIC agrees to pay an incentive commission to CDIC sales representatives on ICG/ECG Devices for sales made by Philips no less than the incentive commission paid on stand-alone CDIC ICG Modules.

7.6  Other Fees.    Philips agrees to [CONFIDENTIAL TREATMENT REQUESTED] to CDIC for each ICG Module Kit purchased for [CONFIDENTIAL TREATMENT REQUESTED]. Until such time as Philips may elect to provide customer training on the use of the CDIC ICG Module, either itself or through some party other than CDIC, Philips agrees to pay an additional fee for such training of [CONFIDENTIAL TREATMENT REQUESTED].

8.    Terms of Payment.

8.1  Invoices.    Philips shall pay to CDIC, and CDIC shall pay to Philips, the Purchase Price for all CDIC Products and ECG Devices, respectively, shipped hereunder within thirty (30) days after the date of such invoice. Nothing herein shall affect the right of a Party (the “Delivering Party”) to withhold shipment or otherwise exercise its rights under Section 22 (Termination) hereof in the event of the failure of the other Party (the “Ordering Party”) to make payment hereunder when due. The Ordering Party shall have the right to provide the Delivering Party with a specific address to which the Delivering Party will send invoices for CDIC Products or ECG Devices, as the case may be, purchased under this Agreement.

8.2  Late Payment Charge.    Subject to applicable law, service and/or interest charges not exceeding the lesser of one and one-half percent (1 1/2%) per month or the highest amount permitted by law may, at the election of the Party due payment, be assessed on amounts past due more than thirty (30) days (that is, more than thirty (30) days after the payment due date as specified in Section 8.1 hereof).

9.    Shipment and Delivery.

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9.1  Delivery Location.    Each shipment must indicate the exact address of the recipient on the outside of the packaging as follows:

Deliveries to Philips:

Philips Medical Systems
1201-B N. Rice Avenue
Oxnard, CA 93030-7964
Attention: Receiving Department

Deliveries to CDIC:

CardioDynamics International Corporation
6175 Nancy Ridge Drive
Suite 300
San Diego, CA 92121
Attention: Receiving Department

9.2  Delivery Terms.    All shipments hereunder to Philips by CDIC and by Philips to CDIC customers shall be FOB to the designated location, and all delivery and freight costs shall be paid by the receiving Party. All CDIC Products and/or ECG Devices shall be deemed delivered and subject to the receiving Party’s dominion and control when placed in the possession of a carrier designated by the receiving Party, properly packed and ready for shipment to the receiving Party. The parties shall cooperate with each other in the documentation and proof of loss claims promptly presented by such Party to the appropriate carrier and/or insurer.

9.3  Delivery Date and Date of Dispatch.    The requested delivery date shall be specified on the Order provided that such delivery date must be at least sixty (60) days after the date such Party receives the Order. The Party receiving the Order shall utilize commercially reasonable efforts to ensure that the Order is delivered in accordance with its Order acknowledgement and that the date of dispatch is at least ten (10) days prior to the delivery date.

10.    Acceptance.

Any CDIC Product and/or ECG Device shipped hereunder may be subjected to inspection and performance testing by the receiving Party (Philips or CDIC), to confirm that it functions in accordance with applicable product Specifications in effect at the time of delivery of such CDIC Products and/or ECG Device to the delivering Party. The receiving Party (Philips or CDIC) shall provide written notice to the delivering Party of the rejection of any such CDIC Product and/or ECG Device within sixty (60) days of the date of its receipt. The Party that delivered the product shall have thirty (30) days from receipt of a notice rejecting a CDIC Product and/or ECG Device either, at such Party’s option, to make any necessary repairs to the defective CDIC Product and/or ECG Device or to replace it. If replaced, the Party (Philips or CDIC) that received the product shall dispose of the replaced CDIC Product and/or ECG Device in accordance with accompanying instructions and at the expense of the Party that delivered the product. The sole remedy for the Party that received the product for rejected CDIC Products and/or ECG Device shall be limited to repair or replacement, and if neither repair or replacement results in acceptance by the Party receiving the product, reimbursement of any monies paid for

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such CDIC Products and/or ECG Device. A product that fails during installation and training or during the first 48 hours shall be exchanged according to a process to be established by both Parties.

11.    Service and Support

11.1  General.    CDIC will provide Philips with support for CDIC Products (excluding OEM Boards sold separately to Philips) and Philips will provide support to CDIC for Philips ECG Products as specified hereunder. Both CDIC and Philips will maintain such number of qualified personnel as is necessary to provide timely and knowledgeable maintenance and support service. Both CDIC and Philips warrant that all support will be provided in a professional and workmanlike manner. Each CDIC and Philips acknowledges that the other may independently offer and provide support services to its customers. However, in no event may CDIC and Philips use the other’s confidential information to provide such support without the other’s prior written consent.

11.2  Philips Customer Support.    Philips shall be the first line of customer support for products distributed by Philips’ sales channels. Philips will triage the customer call to determine which part needs to be repaired. Philips will place an order with CDIC for the replacement. If the customer is under warranty, there is no charge for the parts (excluding DSB Sensors). If the customer is not under warranty, the cost of the replacement parts and accessories for CDIC Products (excluding OEM Boards sold separately) is shown in Exhibit A. CDIC recognizes that certain inquiries may not be answerable by Philips, and CDIC agrees to provide second tier support and assistance to Philips as may be necessary after Philips has made reasonable attempts to resolve customer issues.

11.3  CDIC Customer Support.    CDIC shall be the first line of customer support for products distributed by CDIC’s sales channel. If service is required on Philips ECG Product, CDIC will request service from the Philips response center. If the customer is under warranty, there is no charge for the parts and accessories for the Philips ECG Products supplied by Philips. If the customer is not under warranty, the cost of the replacement parts and accessories for Philips ECG Products shall be at Philips standard pricing.

11.4  New Products.    Upon request by either CDIC or Philips (the “Requesting Party”), the other Party (the “Providing Party”) will use all reasonable efforts to provide the Requesting Party with the Philips ECG Products or CDIC Products (excluding OEM Boards sold separately to Philips), as the case may be, adapted for use with new releases of the Requesting Party’s products within timeframes and at such additional costs, including development costs, if any, to be negotiated by the parties, provided that the Requesting Party makes available to the Providing Party such property as may be reasonably necessary for the Providing Party to develop any adaptation.

11.5  Substitute Products.    If either Party develops any products that are more efficient or less expensive than the comparable products available under this Agreement, the other Party will have the right to substitute the newer products for all subsequent purchases under this Agreement at the price then being charged for comparable volumes of such newer products to

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such Party’s best customer. Such substitute products must be compatible with the current version of the products provided under this Agreement.

11.6  Failure Rate Calculation.    Philips will be responsible for calculating the failure rate of the CDIC ICG/Module Kit and OEM Boards sold by Philips. If a part is replaced or repaired and the customer problem is eliminated then the part will be counted as a failure. If the parts that have been replaced are tested by CDIC and are not defective, CDIC will be responsible for communicating back to Philips to ensure that the Philips support team is not incorrectly swapping parts.

11.7  Trigger Failure Rate.    CDIC shall use reasonable commercial efforts to achieve an actual failure rate [CONFIDENTIAL TREATMENT REQUESTED]. Should Philips notify the CDIC in writing that: (i) the actual failure rate reached [CONFIDENTIAL TREATMENT REQUESTED], whichever is greater, for all CDIC Products (other than patient lead sets, cables) delivered; or (ii) the actual failure rate reached [CONFIDENTIAL TREATMENT REQUESTED], whichever is greater, for patient lead sets and cables (the rate in (i) or (ii), as the case may be, the “Trigger Failure Rate”), CDIC will provide additional engineering and technical support to develop a root cause analysis and action plan that, upon full field implementation, will bring the actual failure rate down to below the Trigger Failure Rate within ninety (90) days of written notice from Philips. This Trigger Failure Rate is applied only after Philips has supplied CDIC with all failed parts and the circumstances of their failure, so that CDIC can perform a failure analysis. If the root cause analysis shows that a portion of the actual failure rate is due to rejected parts that have been found to be conforming, then the CDIC will meet with Philips and the failure rate will be recalculated. If the recalculated failure exceeds the Trigger Failure Rate, then CDIC will then implement such root cause analysis and action plan within the immediately succeeding ninety (90) day period. Should CDIC fail to provide such support, Philips shall have the option to provide such engineering and technical support, or use a third party to do so, at CDIC’s expense.

11.8  Survival of Support Obligations.    CDIC’s maintenance and support obligations specified in this Section 11, and in Sections 12 and 13 will run for the term of this Agreement and will continue for a period of the lesser of five and one half years after CDIC ships the last CDIC ICG Module Kit to Philips or five years after Philips ships the last ICG/ECG Device. This obligation includes making necessary parts and DSB Sensors to Philips and/or its customers, as provided above. Philips may purchase DSB Sensors from CDIC at [CONFIDENTIAL TREATMENT REQUESTED], in which case Philips shall be responsible for all costs of sales and distribution and Philips will not be entitled to any commission under Section 5.1.

12.    Training.

12.1  Technical Training.    CDIC will provide up to [CONFIDENTIAL TREATMENT REQUESTED] technical/service training sessions for up to [CONFIDENTIAL TREATMENT REQUESTED] each at its place of business or at Philip’s Andover facility sufficient to allow Philips personnel skilled in the relevant field to become fully familiar with the technical attributes of each CDIC Product (excluding OEM Boards) and the service of each CDIC Product (excluding OEM Boards). If training is held elsewhere, Philips will be responsible for reasonable travel expenses for CDIC personnel, provided expenses are discussed and agreed upon in advance. Training will be at no charge to Philips. CDIC will provide product literature, learning products, and service manuals for each CDIC Product (excluding OEM Boards), provided that in no event shall the source code or source listings of CDIC System

CONFIDENTIAL TREATMENT REQUESTED

Application Software be required to be disclosed or provided by CDIC to Philips other than as required under this Agreement. Philips may further request and CDIC will provide additional training at no charge as reasonably necessary to inform Philips personnel of upgraded, enhanced or new versions of the CDIC Products (excluding OEM Boards), but in no event shall CDIC’s personnel be required to spend more than sixteen (16) man-hours per year in providing such additional training. Other training will be provided upon mutually agreeable terms and conditions.

12.2  Sales Training.    Each Party will provide up to [CONFIDENTIAL TREATMENT REQUESTED] sales training sessions for up to [CONFIDENTIAL TREATMENT REQUESTED] each at its place of business or at Philip’s Andover facility or CDIC’s San Diego facility, as the case may be, sufficient to allow the other Party to become fully familiar with each product provided under this Agreement (excluding OEM Boards) and its market. If training is held elsewhere, the Party receiving the training will be responsible for reasonable travel expenses of personnel of the Party providing the training, provided expenses are discussed and agreed upon in advance. Training will be at no charge to the Party receiving the training. Each Party will provide the other Party with product literature, learning products, service manuals, lap-top based sales demonstration software, and all other sales tools that have been created for each product provided under this Agreement (excluding OEM Boards). Each Party may further request and the other Party will provide additional training at no charge as reasonably necessary to inform the other Party personnel of upgraded, enhanced or new versions of the products provided under this Agreement (excluding OEM Boards), but in no event shall personnel of the Party providing the training be required to spend more than sixteen (16) man-hours per year in providing such additional training. Other training will be provided upon mutually agreeable terms and conditions.

12.3  Rights in Training Classes and Materials.    Each Party may at no charge use, reproduce, modify, display and perform internally (including such Party’s distributors), all training classes, methods, and materials supplied or developed by the other Party under this Agreement solely for training purposes.

12.4  Customer Training.    Until such time as Philips may elect to provide customer training on the use of the CDIC ICG Module, either itself or through some party other than CDIC, CDIC will be responsible for satisfactorily training Philips’ customers on use of the CDIC ICG Module. Customer training consists of eight (8) hours of on-site, in-service instruction at the customer’s location, and expenses for travel, lodging, meals and course materials. CDIC recognizes that Philips does not provide staffed, in-service training on the use of Philips ECG Products and instead provides computer-based training for such products on a CD-Rom shipped with the products.

13.    Quality Assurance.

13.1  Certification Status.    Both Parties agree to maintain EN46001, European directive 93/42/EEC Annex II certification status and compliance with the U.S. Food and Drug Administration’s Quality System Regulation, the European Medical Device Directive, and all other applicable U.S. and international regulations pertinent to the development, manufacturing and marketing of the CDIC Products and Philips ECG Products.

CONFIDENTIAL TREATMENT REQUESTED

13.2  Quality Assurance and Regulatory Audits.    CDIC shall permit Philips’s quality assurance department, and Philips shall permit CDIC’s quality assurance department, to conduct a reasonable audit of its facilities at a mutually agreed upon date after the date of this Agreement for the purpose of approving its status as an OEM supplier, and reasonable periodic audits thereafter for the purpose of confirming continuing compliance with applicable quality and regulatory requirements and guidelines. Such audits shall be at the expense of the auditor and scheduled with at least thirty (30) days advance notice during normal business hours and shall not take place more than once per calendar year.

14.    Regulatory Matters.

14.1  CDIC Products.    CDIC shall obtain and maintain all applicable governmental authorizations and regulatory approvals required to distribute the CDIC ICG Module Kit and OEM Board. The Parties shall work together to develop a regulatory plan which defines and identifies with specificity the applicable regulatory and localization requirements for all countries other than the U.S. in which the ICG/ECG Device intended to be sold. In particular, CDIC shall be responsible for generating its own device master record for the CDIC ICG Module Kit. It is understood that the CDIC ICG Module Kit shall be combined with components developed by Philips to comprise the ICG/ECG Device. Philips shall be responsible for obtaining and maintaining all applicable U.S. and international governmental authorizations and regulatory approvals required to distribute the combination of CDIC Products and Philips products in the ICG/ECG Device as provided in Section 14.3.

14.2  Philips ECG Products.    Philips shall assume full regulatory responsibility for the Philips ECG Products, including obtaining and maintaining all applicable governmental authorizations and regulatory approvals required to distribute the Philips ECG Products in all countries as applicable.

14.3  ICG/ECG Device.    Philips shall assume the regulatory responsibility at Philips cost for the combination of the CDIC and Philips components in the ICG/ECG Device. CDIC shall fully support Philips as required in the process of obtaining global regulatory approvals by making available to Philips any required information, data, certificates, or technical files in the requested formats.

14.4  International Regulatory Responsibilities.    For purposes of bringing the CDIC Products into the market in countries affected by the European Medical Device Directive, CDIC shall be the legally responsible manufacturer under the European Medical Device Directive. All CDIC Products distributed by Philips shall be marked accordingly. Other markings required by other geographical markets shall be incorporated as applicable.

14.5  Product Complaints and Incident Reporting.    Philips and CDIC shall inform each other by telephone and in writing promptly upon receiving notice of any event that may require incident reporting in any country. Philips and CDIC shall inform each other in writing within two (2) business days of a customer complaint regarding the Philips ECG Products, the CDIC Products, DSB Sensors, or the ECG Device. The Parties shall cooperate and use commercially reasonable efforts to resolve such customer complaints in a timely manner. Closure of any customer complaint relating to the ICG/ECG Device or Philips ECG Products shall occur when

CONFIDENTIAL TREATMENT REQUESTED

Philips notifies CDIC that the problem has been resolved satisfactorily. Closure of any customer complaint relating solely to CDIC Products or DSB Sensors shall occur when CDIC notifies Philips that the problem has been resolved satisfactorily.

14.6  Delegation.    Philips may at its sole discretion delegate some of the obligations under this Section 14 to its sub-distributors.

14.7  Traceability.    For the purpose of facilitating product traceability, all CDIC Products purchased from CDIC by Philips, and all ECG Devices purchased from Philips by CDIC, shall require identification of an internal order number and tracking code. The Parties shall develop a methodology for placing such internal order number and tracking code.

15.    Product Changes; Discontinued Products; Future Products; Continued Supply.

15.1  Product Changes.    CDIC and Philips shall have the right, at any time, to make substitutions and modifications to CDIC Products and ECG Devices, respectively, provided that such substitutions or modifications shall be backward compatible, i.e., they will not materially affect its form, fit, function, reliability, serviceability, performance, functional interchangeability or interface capability. In the event that any proposed substitution or modification affects, in the reasonable judgment of the Party making such proposed substitution or modification, its form, fit, function, reliability, serviceability, performance, functional interchangeability or interface capability, such Party shall give the other Party written notice of such proposed substitution or modification at least ninety (90) days prior to its taking effect and the other Party shall have the right, during such ninety (90) day period and for ninety (90) days thereafter, to order CDIC Products or ECG Devices, as the case may be, without such substitution or modification for delivery up to ninety (90) days after such substitution or modification takes effect. The Party making the proposed substitution or modification shall provide the other Party appropriate verification and validation information for evaluating the effect of the change on the ECG Device. Philips and CDIC will agree upon any disputed changes.

15.2  Discontinued Products.    Each Party agrees to notify the other Party in writing not less than twelve (12) months in advance of the discontinuance of any CDIC Product or Philips ECG Products, as the case may be, the other Party shall be able to place Orders for such discontinued CDIC Products or Philips ECG Products, as the case may be, until the earlier of (a) twelve (12) months after receipt of the written notice of discontinuance or (b) termination of this Agreement. In addition, the other Party shall be entitled to determine its lifetime-buy quantities and place a corresponding last purchase order. Parts price on discontinued products should not increase more than [CONFIDENTIAL TREATMENT REQUESTED] as set forth in Exhibit A.

16.    Ownership and Protection of Results.

16.1  No Transfer of Ownership.    It is expressly agreed that neither Party shall license, sell or otherwise transfer, expressly or by implication, to the other Party any patent rights, copyrights, trademarks, trade names, trade secrets or other intellectual property rights of any kind that either Party owns, or has filed patent applications for or other registrations/applications, as of the Effective Date of this Agreement, except as provided under Sections 4.2 and 4.3 of this Agreement.

CONFIDENTIAL TREATMENT REQUESTED

16.2  Models, Patterns, Dies, etc.    Except for intellectual property rights of Philips, if any, CDIC shall retain the title to and possession of any models, patterns, dies, molds, jigs, fixtures, and other tools made for or obtained in connection with this Agreement and related to the CDIC Products, even if made for Philips.

16.3  Individual Developments.    Any and all right, title and interest in and to inventions, patent applications, patents, copyrights, trademarks, trade names and/or other intellectual property rights of any kind (“IPR”) based on work performed under this Agreement solely by one or more employee(s) of one Party to this Agreement shall be solely owned by that Party.

16.4  Joint Developments.    Any and all right, title and interest in and to IPR based on work performed under this Agreement which IPR is created or invented jointly by one or more employees of CDIC and one or more employees of Philips shall be jointly owned by the Parties. Any and all issues of joint creation and invention, as well as rights in the resulting IPR, shall be determined under the applicable laws and regulations of the United States of America, the States and any other political divisions of same.

16.5  Procedures for Joint Inventions.    When a potential joint invention is identified by a Party, that Party shall promptly notify in writing the other Party of such joint invention. The Parties will determine an appropriate course of action as to filings of patent applications, including (i) which Party will be responsible for the preparation, filing and prosecution of any such applications and (ii) the countries of the world in which patent applications are to be filed. All costs related to patent applications for joint inventions shall be shared equally between the Parties, except as otherwise provided herein.

In the event that one of the Parties (the “Filing Party”) desires to file a patent application on a joint invention hereunder in a country wherein the other Party does not want to file such a patent application, the Filing Party shall be entitled to file or have filed in its own name patent or similar applications for such joint inventions and shall be the sole owner of the resulting intellectual property right. All additional costs related or pursuant to such filing, including prosecution costs, maintenance costs of the application granted thereon shall be paid by the Filing Party. Intellectual property rights arising from such filings are subject to a free, fully paid-up, nonexclusive non-assignable and unrestricted license in the countries concerned in favor of the other Party for that Party’s own use. Without limiting the scope of the foregoing, it is acknowledged that the other Party shall have no right to grant licenses or sublicenses under such arising intellectual property rights in such countries to any third party.

In the event that one of the Parties seeks not to pay its full share of maintenance fees or other costs associated with protecting a joint invention in any country, the other Party may take over the payment of such share. The non-paying Party forthwith relinquishes to the paying Party all right, title and interest in and to the joint invention and any and all implicated intellectual property rights for the countries concerned, subject, however, to the non-paying Party’s retention of a free, fully paid-up, non-exclusive, non-assignable and unrestricted license under such implicated intellectual property rights in the countries concerned. Notwithstanding such license, the non-paying Party shall have no right to grant licenses or sublicenses under the implicated intellectual property rights in such countries to any third party.

CONFIDENTIAL TREATMENT REQUESTED

17.    Documentation.

Each Party agrees to provide the other Party with such product literature, operations and maintenance manuals, and other information and training as is mutually agreed, to enable the other Party to properly sell and maintain the ICG/ECG Device. CDIC agrees to give Philips the rights to use or reproduce its CDIC Documentation for incorporation into Philips Documentation excluding source code or source listings. Such documentation shall be provided in an electronic format. CDIC shall be given the opportunity to review and approve Philips Documentation that incorporates CDIC Documentation prior to publication. The training each Party is required to provide the other Party under this Section 17 shall be essentially completed prior to introduction of the ICG/ECG Device and shall be defined as part of any marketing plan to be developed by CDIC or Philips.

18.    Confidentiality.

No Confidential Information disclosed by either Party to the other in connection with this Agreement shall be disclosed to any Person or entity other than the recipient Party’s employees and contractors directly involved with the recipient Party’s use of such information, who are bound by written agreement to protect the confidentiality of such Confidential Information, and such Confidential Information shall otherwise be protected by the recipient Party from disclosure to others with the same degree of care accorded to its own Confidential Information and at least reasonable care. In addition, each Party and its representatives shall use the Confidential Information only for the purposes specified under this Agreement and such Confidential Information shall not be used for any other purpose without the prior written consent of the disclosing Party. As used in this Section 18, “Confidential Information” shall mean technical information, including but not limited to, drawings, data, specifications, design instructions, installation and operational instructions, product cost information, memoranda, patent applications, working models and embodiments, as well as business and financial information which either (i) the disclosing Party treats as confidential and reasonably believes is proprietary and confidential to the disclosing Party, or (ii) such information, if delivered in writing, is designated by the disclosing Party as “proprietary” or “confidential,” or if delivered orally, is identified orally by the disclosing Party as “confidential” or “proprietary” at the time of disclosure. Information shall not be subject to this provision if it is or becomes a matter of public knowledge without the fault of the recipient Party; if it was a matter of written record in the recipient Party’s files prior to disclosure to it by the other Party; if it was or is received by the recipient Party from a third person under circumstances permitting its unrestricted disclosure by the recipient Party; or if it was independently developed by the recipient Party without reference to the Confidential Information. Upon termination of this Agreement, each Party shall promptly destroy all Confidential Information of the other Party in the possession or control of such Party and all copies thereof, provided that each Party may retain one copy thereof for archival purposes. The obligations under this Section 18 shall continue for both Parties for a period of three (3) years after termination of this Agreement. Neither Party will disclose any Confidential Information of the other Party with any of such Party’s subsidiaries or affiliated companies without the express written consent of the other Party.

CONFIDENTIAL TREATMENT REQUESTED

19.    Warranties and Indemnities.

19.1  Mutual Representations and Warranties.    Each Party hereby represents and warrants to the other Party as follows:

(a)  Corporate Existence and Power.    Such Party (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated; (ii) has the corporate power and authority and the legal right to own and operate its property and assets, and to carry on its business as it is now being conducted (iii) is in compliance with all requirements of applicable law, except to the extent that any noncompliance would not have a material adverse effect on the properties, business, financial or other condition of such Party and would not materially adversely affect such Party’s ability to perform its obligations under this Agreement.

(b)  Authorization and Enforcement of Obligations.    Such Party (i) has the corporate power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder and (ii) has taken all necessary corporate action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, binding obligation, enforceable against such Party in accordance with its terms.

(c)  Consents.    All necessary consents, approvals and authorizations of all governmental authorities and other Persons required to be obtained by such Party in connection with this Agreement have been obtained.

(d)  No Conflict.    The execution and delivery of this Agreement and the performance of such Party’s obligations hereunder (i) do not conflict with or violate any requirement of applicable laws or regulations, and (ii) do not conflict with, or constitute a default under, any contractual obligation of such Party.

19.2  Warranties by CDIC

(a)  CDIC warrants solely to Philips, for a period of [CONFIDENTIAL TREATMENT REQUESTED] from the date the installation and training to the end user is completed of such CDIC Products, that CDIC Products (including CDIC System Application Software) delivered hereunder shall perform in accordance with the CDIC ICG Module Kit Specifications and other applicable product specifications as published by CDIC in effect at the time of delivery of such CDIC Products (including Software), (provided that any such product specifications provide for at least the same level of functionality and performance of the CDIC ICG Module Kit as required under the specifications in Exhibit B) and shall be free from material defects in materials and workmanship, when given normal, proper and intended usage. The above warranty does not extend to any CDIC Products if and to the extent that problems with the CDIC Products arise because such Product is not maintained to CDIC’s maintenance recommendations, or is operated, handled or stored in a manner other than that specified by CDIC in writing, has its serial number removed or altered or is treated with abuse, negligence or other improper treatment (including, without limitation, use outside the recommended environment). CDIC agrees, during the applicable warranty period, to repair or replace (at CDIC’s option) all defective CDIC Products

CONFIDENTIAL TREATMENT REQUESTED

within thirty (30) days after the date of return to CDIC and without cost (including shipping) to Philips. This warranty shall not extend to any CDIC Product that is modified or altered (except as expressly provided herein) or is not maintained in accordance with CDIC’s maintenance recommendations. This warranty shall not apply to expendable components and supply items, such as, but not limited to, cables, fuses and bulbs (or disposable items such as an DSB Sensor after the expiration date marked on the DSB Sensor packaging); nor shall CDIC have any obligation under this Agreement to make repairs or replacements, or which result, in whole or in part, from catastrophe, fault or negligence of Philips, or anyone claiming through or on behalf of Philips, or from improper or unauthorized use of CDIC Products, or use of CDIC Products in a manner for which they were not designed, or by causes external to CDIC Products such as, but not limited to, power or air conditioning failure.

(b)  CDIC represents and warrants that it either has all rights, title and interest in, or valid licenses to, the CDIC Products and any intellectual property rights related thereto. CDIC represents and warrants that it has not granted any exclusive licenses or exclusive sublicenses in the CDIC Products that would prevent it from granting Philips the licenses set forth in Section 4.2 hereof (Non-Exclusive License Grant by CDIC). CDIC also represents and warrants that it has the right and authority to engage in the joint development of the ICG/ECG Device as contemplated hereunder and that to its knowledge such activity will not infringe upon or misappropriate any third party’s intellectual property rights.

(c)  CDIC warrants that it will deliver all CDIC Products free from the rightful claims of any third party for infringement of any Patents, Trademarks or Copyrights or misappropriation of Trade Secrets. CDIC warrants that as of the date of this Agreement, CDIC has received no notice of a claim of infringement or misappropriation from any third party regarding CDIC Products.

(d)  Philips’ exclusive remedy with respect to breach of any warranty provided in this Section 19.2 (b) and (c) shall be that CDIC will defend at its own expense, and will pay the costs and damages (including attorneys’ fees, other professional fees and other costs of litigation or settlement) made in settlement or awarded as a result of, any action brought against Philips or any of Philips’ customers based on an allegation of such infringement or misappropriation with respect to any CDIC Product. If an injunction is obtained against Philips’ or its customers’ use of an CDIC Product by reason of an infringement or misappropriation described above, or if in CDIC’s opinion an CDIC Product or any part thereof is likely to become the subject of a claim of such infringement or misappropriation, CDIC may, at its option and its own expense procure the right for Philips and its customers to continue using such CDIC Product, or replace or modify such CDIC Product or any part thereof so that it becomes non-infringing with a functionally equivalent replacement or a modified non-infringing CDIC Product that retains at least the same level of functionality. CDIC shall not have any obligation to Philips or its customers under any provision of this Section 19.2 if the infringement or misappropriation claim is based upon (i) the modification of any CDIC Product not made by or on behalf of CDIC, (ii) the use of CDIC Products in combination with any program or equipment not furnished or recommended in writing by CDIC or (iii) the use of CDIC Products in a manner or for any purpose for which CDIC did not design or license them.

CONFIDENTIAL TREATMENT REQUESTED

19.3  Warranties by Philips.

(a)  Philips warrants solely to CDIC, for a period of [CONFIDENTIAL TREATMENT REQUESTED] from the date the installation and training to the end user is completed of such CDIC Products to Philips, that Philips ECG Products delivered hereunder as a part of the ICG/ECG Device, shall perform in accordance with the Specifications and other applicable product specifications as published by Philips in effect at the time of delivery of such ECG Device, (provided that any such product specifications provide for at least the same level of functionality and performance of the Philips ECG Products as required under the specifications in Exhibit B) and shall be free from material defects in materials and workmanship, when given normal, proper and intended usage. The above warranty does not extend to any ECG Device if and to the extent that problems with the ECG Device arise because such product is not maintained to Philips’s maintenance recommendations, or is operated, handled or stored in a manner other than that specified by Philips in writing, has its serial number removed or altered or is treated with abuse, negligence or other improper treatment (including, without limitation, use outside the recommended environment). Philips agrees, during the applicable warranty period, to repair or replace (at Philips’s option) all defective Philips ECG Products integrated in the ICG/ECG Device within thirty (30) days after the date of return to Philips and without cost (including shipping) to CDIC. This warranty shall not extend to any Philips ECG Products that is modified or altered (except as expressly provided herein) or is not maintained in accordance with Philip’s maintenance recommendations. This warranty shall not apply to expendable components and supply items, such as, but not limited to, cables, fuses and bulbs (or disposable items); nor shall Philips have any obligation under this Agreement to make repairs or replacements which are required by normal wear and tear, or which result, in whole or in part, from catastrophe, fault or negligence of CDIC, or anyone claiming through or on behalf of CDIC, or from improper or unauthorized use of ICG/ECG Devices, or use of ICG/ECG Devices in a manner for which they were not designed, or by causes external to such products such as, but not limited to, power or air conditioning failure.

(b)  Philips represents and warrants that it either has all rights, title and interest in, or valid licenses to, the Philips ECG Products and any intellectual property rights related thereto. Philips represents and warrants that it has not granted any exclusive licenses or exclusive sublicenses in the Philips ECG Products or ICG/ECG Device that would prevent it from granting CDIC the licenses set forth in Section 4.3 hereof (Non-Exclusive License Grant by Philips). Philips also represents and warrants that it has the right and authority to engage in the joint development of the ICG/ECG Device as contemplated hereunder and that to its knowledge such activity will not infringe upon or misappropriate any third party’s intellectual property rights.

(c)  Philips warrants that it will deliver all Philips ECG Products, as integrated in the ICG/ECG Devices, free from the rightful claims of any third party for infringement of any Patents, Trademarks or Copyrights or misappropriation of Trade Secrets. Philips warrants that as of the date of this Agreement, Philips has received no notice of a claim of infringement or misappropriation from any third party regarding Philips ECG Products.

(d)  CDIC’s exclusive remedy with respect to breach of any warranty provided in this Section 19.3 (b) and (c) shall be that Philips will defend at its own expense, and will pay

CONFIDENTIAL TREATMENT REQUESTED

the costs and damages (including attorneys’ fees, other professional fees and other costs of litigation or settlement) made in settlement or awarded as a result of, any action brought against CDIC or any of CDIC’s customers based on an allegation of such infringement or misappropriation with respect to the ECG Device. If an injunction is obtained against CDIC’s or its customers’ use of the ECG Device by reason of an infringement or misappropriation described above, or if in Philip’s opinion the ECG Device or any part thereof is likely to become the subject of a claim of such infringement or misappropriation, Philips may, at its option and its own expense procure the right for CDIC and its customers to continue using such ECG Device, or replace or modify such ECG Device or any part thereof so that it becomes non-infringing with a functionally equivalent replacement or a modified non-infringing ECG Device that retains at least the same level of functionality. Philips shall not have any obligation to CDIC or its customers under any provision of this Section 19.3 if the infringement or misappropriation claim is based upon (i) the modification of any ECG Device not made by or on behalf of Philips, (ii) the use of ECG Devices in combination with any program or equipment not furnished or recommended in writing by Philips or (iii) the use of ECG Devices in a manner or for any purpose for which CDIC did not design or license them.

19.4  Warranty Procedures.    Each Party (the “Notifying Party”) shall notify the other Party (the “Notified Party”) of any products it believes to be defective during the applicable warranty period and which are covered by the warranties set forth in this Agreement. At the Notified Party’s option, such products shall be returned by the Notifying Party to Notified Party’s designated facility for examination and testing, or may be repaired on site by the Notified Party. The Notified Party shall either repair or replace, within thirty (30) days of receipt, any such product found to be so defective and promptly return such products to the Notifying Party. Transportation, service costs related to product removal and replacement, and insurance costs shall be borne by the Notified Party. Should the Notified Party’s examination and testing not disclose any defect covered by the foregoing warranty, the Notified Party shall so advise the Notifying Party and, if the Notifying Party agrees with such determination, the Notified Party shall dispose of or return the product in accordance with the Notifying Party’s instructions and at the Notifying Party’s sole expense, and the Notifying Party shall reimburse the Notified Party for such transportation and insurance costs.

19.5  Repair Warranty.    Each Party warrants its repair work and/or replacement parts for the greater of (i) the duration of the original warranty period as set forth in Sections 19.2 or 19.3, as the case may be, or (ii) ninety (90) days from the date of repair.

19.6  DISCLAIMER OF WARRANTIES.  THE PROVISIONS OF THE FOREGOING WARRANTIES ARE IN LIEU OF ANY OTHER WARRANTY, WHETHER EXPRESS OR IMPLIED, WRITTEN OR ORAL (INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WHICH WARRANTIES ARE EXPRESSLY DISCLAIMED.

19.7  Indemnification.

(a)  In the event that any claim is brought against Philips as a result of personal injuries and/or property damages resulting from the ICG/ECG Device, CDIC agrees that it shall indemnify and hold Philips and its directors, officers, employees, representatives and agents

CONFIDENTIAL TREATMENT REQUESTED

harmless from and against any damages, liabilities, costs and expenses (including attorneys’ and other professional fees and other costs of litigation) to the extent they are determined by a court of competent jurisdiction in a proceeding to which CDIC is a party to arise out of the strict liability of CDIC or the negligent acts or omissions of CDIC, its employees, agents and subcontractors.

(b)  In the event that any claim is brought against CDIC as a result of personal injuries and/or property damages resulting from the ICG/ECG Device, Philips agrees that it shall indemnify and hold CDIC and its directors, officers, employees, representatives and agents harmless from and against any damages, liabilities, costs and expenses (including attorneys’ and other professional fees and other costs of litigation) to the extent they are determined by a court of competent jurisdiction in a proceeding to which Philips is a party to arise out of the strict liability of Philips or the negligent acts or omissions of Philips, its employees, agents and subcontractors.

20.    Trademarks.

20.1  Ownership.    Philips acknowledges and agrees that CDIC is the sole and exclusive owner of all right, title and interest in, or has valid licenses to the trademarks of CDIC and associated goodwill identified in Exhibit E (the “CDIC Trademarks”). CDIC acknowledges and agrees that Philips is the sole and exclusive owner of all right, title and interest in and to the trademarks of Philips and associated goodwill identified on Exhibit E (the “Philips Trademarks”), CDIC Trademarks and Philips Trademarks, collectively, (“Trademarks”). Each Party recognizes the value of the other Party’s Trademarks and the good will associated with the other Party’s Trademarks. Each Party agrees that its use of the other Party’s Trademarks (under license by the other Party and subject to quality control requirements of the other Party) and any good will arising therefrom shall inure to the benefit of the Party owning such Trademark. Nothing contained herein shall create, nor shall be construed as an assignment of, any right, title or interest in or to the CDIC Trademarks to Philips, or the Philips Trademarks to CDIC, other than the grant of the licenses in Section 20.3 below; it being acknowledged and agreed that all other right, title and interest in and to the CDIC Trademarks is expressly reserved by CDIC and its licensors, and all other right, title and interest in and to the Philips Trademarks is expressly reserved by Philips. Each Party shall keep the other Party’s Trademarks free from all liens, mortgages or other encumbrances. Each Party agrees that it shall not attack or otherwise challenge the title, validity or any other rights of the other Party in or to its Trademarks. Each Party agrees to execute all papers reasonably requested by the other Party to effect further registration of, maintenance and renewal of the Trademarks authorized for use hereunder and, where applicable, to record the other Party as a registered user of the same. A Party shall not use the other Party’s Trademarks or any other part thereof as part of its corporate name nor use any name or mark confusingly similar to the other Party’s Trademarks. Philips further agrees not to register in any country any name or mark resembling or confusingly similar to the CDIC Trademarks and CDIC further agrees not to register in any country any name or mark resembling or confusingly similar to the Philips Trademarks.

20.2  Notice.    All ICG/ECG Devices that use the CDIC Trademarks or the Philips Trademarks shall be accompanied, where reasonable and appropriate, by a proprietary notice consisting of the following elements:

CONFIDENTIAL TREATMENT REQUESTED

(a)    (i)  The statement “BioZ” is a trademark of CDIC on the label of the CDIC ICG Module Kit.

(ii)  The statement “PHILIPS” and “PHILIPS Shield emblem” are registered trademarks of Koninklijke Philips Electronics N.V. on the label of the ICG/ECG Device.

(b)  Philips or CDIC shall include the “™” or “®” symbol, only as instructed by CDIC or Philips with respect to that Party’s Trademark, after the first prominent use of the CDIC or Philips Trademark in the CDIC ICG Module Kit, the ICG/ECG Devices and related materials. A Party shall have a period of sixty (60) days in which to begin to use the “®” symbol in replacement of the “™” symbol upon receiving instructions to do so by the other Party for all new stock of such materials. Such notified Party may continue to deliver stocked literature before the change becomes effective and to deplete inventory of all such pre-existing material after the change becomes effective.

(c)  Philips shall reproduce copyright and trademark notices of CDIC on the “set-up screen” or in the location where the ICG screen is initiated.

20.3  Cross-License To Use Trademarks.

(a)  Each Party hereby authorizes the other, on a nonexclusive, worldwide, royalty-free basis, to use the other Party’s Trademarks to designate, distribute and promote CDIC Products and Philips ECG Products (as integrated with ICG/ECG Devices) subject to prior review and written approval by the Party whose Trademarks are used. It is contemplated that the CDIC Module Kit and OEM Board will be branded with the CDIC Trademark and the ICG/ECG Devices with CDIC Module Kit incorporated will be branded with the Philips Trademark. ICG/ECG Devices having a Party’s branding as indicated on the attached Exhibit F shall be deemed approved. Neither Party shall have any other right to use, display or utilize the other Party’s Trademarks for any other purpose or in any other manner without the prior written approval of the other Party.

(b)  Neither Party shall have the right to authorize a third party to use, display or utilize the other Party’s Trademarks for any purpose or in any manner without the prior written consent of the other Party.

(c)  Use of each Party’s Trademarks shall at all times comply with each such Party’s corporate identity policies.

(d)  Philips shall have the right to determine branding on all ICG/ECG Devices and final determination as to the appearance and placement of Trademarks on all ICG/ECG Devices shall be made by Philips. CDIC shall have the right to determine branding on all CDIC Module Kits and final determination as to the appearance and placement of Trademarks on all CDIC Module Kits shall be made by CDIC.

CONFIDENTIAL TREATMENT REQUESTED

(e)  The Parties shall not brand ICG/ECG Devices, CDIC Module Kits or OEM Boards, as the case may be, with any trademarks, service marks, trade names or logos other than those of Philips and/or CDIC, except as mutually agreed by the Parties, in writing.

20.4  Inspection.    Upon reasonable notice and request, each Party will furnish to the other samples of its applicable advertising and promotional materials as necessary to allow the requesting Party to monitor compliance with this Agreement.

20.5  Compliance.

(a)  CDIC acknowledges the high standards of quality and excellence established by Philips with respect to products bearing Philips Trademarks. Philips acknowledges the high standards of quality and excellence established by CDIC with respect to products bearing CDIC Trademarks. Each Party agrees that ICG/ECG Devices which both Parties’ Trademarks are used shall be of such quality so as to maintain such high standards and to reflect well upon both Parties. Each Party agrees to adhere to its own or the following quality standards (whichever may be more rigorous) for use of the other Party’s Trademarks in connection with the ICG/ECG Devices:

(b)  In order to ensure that the ICG/ECG Devices distributed under both Parties’ Trademarks complies with the consistent quality standards of each Party, all ICG/ECG Devices distributed by or for Philips or CDIC which bear a CDIC or Philips Trademark shall have been manufactured in accordance with product specifications and any other commercially reasonable guidelines agreed to by the Parties. Each Party shall cause each major new release of Philips ECG Products, CDIC Module Kits, and CDIC Products to comply with such standards or remove the CDIC Trademark(s) or the Philips Trademark(s) from any such new release, which does not comply with such standards. A Party shall have a period of thirty (30) days in which to bring newly manufactured ICG/ECG Devices, Philips ECG Products, CDIC Module Kits, and CDIC Products, into compliance with the agreed standard, following the date of receipt of notice that such ICG/ECG Devices, Philips ECG Products, CDIC Module Kits, and CDIC Products fail to comply with the agreed standard.

(c)  Each Party acknowledges that if ICG/ECG Devices bearing both Parties’ Trademarks fail to satisfy the quality standards set forth above, the substantial good will which each Party has built and now possess in its own products and Trademarks shall be impaired.

20.6  Protection and Infringement.    Each Party agrees to cooperate with and assist the other Party in obtaining, maintaining, protecting, enforcing and defending the other Party’s proprietary rights in and to its Trademarks. In the event that either Party learns of any infringement, threatened infringement or passing-off of the other Party’s Trademarks, or that any third party claims or alleges that the other Party’s Trademarks infringe the rights of the third party or are otherwise liable to cause deception or confusion to the public, the Party obtaining such information shall notify the other Party giving the particulars thereof, and if such claims or allegations relate to this Agreement, the ICG/ECG Devices, the Philips ECG Products, the CDIC ICG Module Kit or CDIC Products sold hereunder, shall provide necessary information and assistance reasonably requested by such other Party in the event that such other Party decides that proceedings should be commenced. Philips shall have the sole right to bring or defend

CONFIDENTIAL TREATMENT REQUESTED

proceedings alleging infringement of the Philips Trademarks or unfair competition related thereto, and to monitor and take such action as may be necessary to prevent any infringement, imitation, claim or other utilization of the Philips Trademarks, and CDIC shall have the sole right to bring or defend proceedings alleging infringement of the CDIC Trademarks or unfair competition related thereto, and to monitor and take such action as may be necessary to prevent any infringement, imitation, claim or other utilization of the CDIC Trademarks.

20.7  Termination.    In addition to the termination rights set forth in Section 22.2(d) and Section 22.2(e) hereof, in the event that either Party is in material breach of any provision of this Section 20, the non-breaching Party may, upon thirty (30) days written notice, terminate the license granted in Section 20.3 if the breaching Party does not cure such breach or default within such thirty (30) day period. In addition to the provisions of Section 22 hereof, upon termination of the license granted in Section 20.3, or upon termination of this Agreement, for whatever cause:

(a)  Each Party shall immediately cease and desist from any further use of the other Party’s Trademarks and any trademarks confusingly similar thereto, either directly or indirectly;

(b)  All rights in the CDIC Trademarks granted to Philips hereunder shall immediately revert to CDIC, and all rights in the Philips Trademarks granted to CDIC hereunder shall immediately revert to Philips;

(c)  In the event that this Agreement is terminated for any reason other than a material breach or material default by CDIC or Philips, each Party shall thereafter dispose of all advertising and promotional materials relating thereto which had been completed by it prior to such termination. Products in inventory, materials in the process of manufacture or in a Party’s possession before such termination, customer and purchase orders placed or in process at the time of termination or ninety (90) days thereafter, and inventory required to fulfill service requirements to customers, will be allowed.

20.8  Promotional Claims.    The general form of any promotional claims by Philips regarding CDIC’s ICG Core Technology and/or the integration of CDIC’s ICG Core Technology in ICG/ECG Devices, and the specific form of the use of the CDIC Trademarks, and of intended use claims regarding CDIC’s ICG Core Technology, in promotional material, advertisement, and/or in written technical literature shall be subject to review and written approval by CDIC prior to its publication or display. The general form of any promotional claims by CDIC regarding Philips’s ECG Products or the integration of CDIC’s ICG Core Technology in ICG/ECG Devices, and the specific form of the use of the Philips Trademarks, and of intended use claims regarding the Philips ECG Products, in promotional material, advertisement, and/or in written technical literature shall be subject to review and written approval by Philips prior to its publication or display.

21.    Export.

CDIC shall not export, directly or indirectly, the ICG/ECG Device or other products, information or materials provided by Philips hereunder, and Philips shall not export, directly or

CONFIDENTIAL TREATMENT REQUESTED

indirectly, CDIC Products (including when integrated into ICG/ECG Devices) or other products, information or materials provided by CDIC hereunder, to any country for which the United States requires any export license or other governmental approval at the time of export without first obtaining such license or approval. Each Party shall comply with the latest United States export regulations, and shall defend and indemnify the other Party from and against any damages, fines, penalties, assessments, liabilities, costs and expenses (including reasonable attorneys’ fees and court costs) arising out of any claim that the products, information or materials provided by the other Party hereunder were exported or otherwise shipped or transported in violation of applicable laws and regulations.

22.    Term; Default and Termination

22.1  Term and Renewal.    The initial term of this Agreement shall commence on the Effective Date and shall continue for a period of [CONFIDENTIAL TREATMENT REQUESTED]. The term of this Agreement shall be renewed automatically for successive [CONFIDENTIAL TREATMENT REQUESTED] periods, unless either Party provides written notice of termination to the other Party at least [CONFIDENTIAL TREATMENT REQUESTED] prior to expiration of this Agreement.

22.2  Termination.

(a)  Termination by CDIC for Philips’ Inability to Provide Deliverables.    This Agreement may be terminated by CDIC giving [CONFIDENTIAL TREATMENT REQUESTED] prior written notice to Philips if Philips has failed to provide CDIC with the following deliverables, consistent with the Philips ECG Products Specifications outlined in Exhibit B: (i) the software development platform by [CONFIDENTIAL TREATMENT REQUESTED], (ii) the protoype cart and printer by [CONFIDENTIAL TREATMENT REQUESTED], or (iii) [CONFIDENTIAL TREATMENT REQUESTED] form, fit and function prototype Philips ECG Products by [CONFIDENTIAL TREATMENT REQUESTED], and any such failure has not been cured within such thirty (30) day notice period.

(b)  Termination by Philips for CDIC’s Inability to Provide Deliverables.    The Agreement may be terminated by Philips giving [CONFIDENTIAL TREATMENT REQUESTED] prior written notice to CDIC (i) if CDIC has failed to complete the prototype CDIC ICG Module Kits consistent with the CDIC ICG Module Kit Specifications outlined in Exhibit B for development testing by [CONFIDENTIAL TREATMENT REQUESTED] or (ii) if CDIC has failed to provide a production unit CDIC ICG Module Kit consistent with the CDIC ICG Module Kit Specifications outlined in Exhibit B by [CONFIDENTIAL TREATMENT REQUESTED], and any such failure has not been cured within such thirty (30) day notice period.

(c)  Termination by Either Party for Lack of Material Competitive Features.    Either Party may terminate this Agreement if the other Party’s component products do not have material competitive features. In order to exercise its rights under this Section 22.2 (c), a Party must provide [CONFIDENTIAL TREATMENT REQUESTED]prior written notice to the other Party, specifying in reasonable detail the material features or capabilities that are required. Following receipt of such notification, the notified Party shall have [CONFIDENTIAL TREATMENT REQUESTED] to include for customer shipment such features in its component products. If at the end of such [CONFIDENTIAL TREATMENT REQUESTED] period, the notified Party is unable to do so, the notifying Party may terminate the Agreement; provided, that no such notification shall be effective [CONFIDENTIAL TREATMENT REQUESTED].

CONFIDENTIAL TREATMENT REQUESTED

(d)  Termination for Material Breach.    Either Party may terminate this Agreement if the other Party shall neglect or fail to perform or observe any of its material obligations to such Party hereunder, including, without limiting the generality thereof, the timely payment of any sums due, including, without limitation, timely payment of sums due to CDIC or Philips pursuant to Sections 3.5 and 6.4 hereof, and such failure is not cured within thirty (30) days after written notice thereof from the such Party.

(e)  Termination for Dissolution, Insolvency, Etc.    Either Party may terminate this Agreement if there is (i) a dissolution, termination of existence, liquidation, insolvency or business failure of the other Party, or the appointment of a custodian or receiver of any part of the other Party’s property, if such appointment is not terminated or dismissed within thirty (30) days; (ii) a composition or an assignment or trust mortgage for the benefit of creditors by the other Party; (iii) the commencement by the other Party of any bankruptcy proceeding under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally; or (iv) the commencement against the other Party of any proceeding under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, which proceeding is not dismissed within thirty (30) days.

22.3  Remedies.    In addition to the non-defaulting Party’s right to terminate this Agreement pursuant to Section 22.2(d) and Section 22.2(e) hereof, the non-defaulting Party shall be entitled to any other remedies that such Party may have at law or in equity. Upon termination of this Agreement, the Party terminating the Agreement (“Terminating Party”) may refuse to make or take further Orders or deliveries, and declare all obligations under this Agreement immediately due and payable. Any such termination or other action taken by the Terminating Party pursuant to this Section 22.3 shall not relieve the other Party of its obligations hereunder. Notwithstanding anything to the contrary contained herein, (i) CDIC’s sole and exclusive remedy with respect to Philips’ failure to provide the deliverables as set forth in Section 22.2(a) or to maintain materially competitive features as set forth in Section 22.2(c) shall be termination of this Agreement and (ii) Philips’ sole and exclusive remedy with respect to CDIC’s failure to provide the deliverables as set forth in Section 22.2(b) or to maintain materially competitive features as set forth in Section 22.2(c) shall be termination of this Agreement.

22.4  Insurance.    Upon request of either Party, the other Party shall provide to the requesting Party, evidence of product liability, general liability and property damage insurance against an insurable claim or claims which might or could arise regarding CDIC Products purchased from CDIC or Philips products. Such insurance shall contain a minimum limit of liability for bodily injury and property damage of not less than [CONFIDENTIAL TREATMENT REQUESTED].

23.    Restrictions on Sale of Other Cardiograph Products.

CDIC agrees to sell no other ICG/ECG product through CDIC’s direct sales force or through CDIC’s distributors until the [CONFIDENTIAL TREATMENT REQUESTED] of (i) [CONFIDENTIAL TREATMENT REQUESTED] from the [CONFIDENTIAL TREATMENT REQUESTED] of the [CONFIDENTIAL TREATMENT REQUESTED], (ii) [CONFIDENTIAL TREATMENT REQUESTED] or (iii) the termination of this Agreement by CDIC due to Philips’ breach pursuant to Section 22(d) or Section 22.2(e) herein.

CONFIDENTIAL TREATMENT REQUESTED

24.    Dispute Resolution.

24.1  General.    Any dispute, controversy or claim arising out of or relating to this Agreement or the validity, interpretation, breach or termination thereof (a “Dispute”), including claims seeking redress or asserting rights under applicable law, shall be resolved in accordance with the procedures set forth herein. Until completion of such procedures, no Party may take any action not contemplated herein to force a resolution of the Dispute by any judicial or similar process, except to the limited extent necessary to; (i) avoid expiration of a claim that might eventually be permitted hereby; or (ii) obtain interim relief, including injunctive relief, to preserve the status quo or prevent irreparable harm.

24.2  Good Faith Negotiations.    Any Dispute relating to this Agreement will be resolved first through good faith negotiations between appropriate management-level representatives of each Party having responsibility for the sale or use of products involved.

24.3  Arbitration.    After completion of good faith negotiations between the Parties pursuant to Section 24.2 hereof, the Parties shall submit the Dispute for resolution by binding arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules. If the resolution of the Dispute is not found within the terms of this Agreement, the arbitrator shall determine the Dispute in accordance with the governing law of the Agreement, without giving effect to any conflict of law rules or other rules that might render such law inapplicable or unavailable.

24.4  Applicable Law.    The law applicable to the validity of this arbitration provision, the conduct of the arbitration, the challenge to or enforcement of any arbitral award or order or any other question of arbitration law or procedure shall be governed exclusively by the Federal Arbitration Act, 9 U.S.C. sections 1-16; however, the award can be modified or vacated on grounds cited in the Federal Arbitration Act or, if the arbitrator’s findings of facts are not supported by substantial evidence or the conclusions of law are erroneous, under the laws of the State of Delaware. The Parties agree that the federal and state courts located in the Southern District of the State of California shall have non-exclusive jurisdiction over any action brought to enforce this arbitration provision, and each Party irrevocably submits to the jurisdiction of said courts. Notwithstanding the foregoing sentence, either Party may apply to any court of competent jurisdiction, wherever situated, for enforcement of any judgment on an arbitral award.

24.5  Provisional or Interim Judicial Measures.    Notwithstanding any other provision of this Agreement, the Parties expressly agree either shall have the right to apply to any state or federal court in the State of California or any other court that would otherwise have jurisdiction, for provisional or interim measures.

25.    General Provisions.

25.1  Force Majeure.    In the event that either Party is prevented from performing, or is unable to perform, any of its obligations under this Agreement due to any act of God, fire, casualty, flood, war, strike, lock out, failure of public utilities, injunction or any act, exercise, assertion or requirement of governmental authority, epidemic, destruction of production facilities, insurrection, inability to procure materials, labor, equipment, transportation or energy

CONFIDENTIAL TREATMENT REQUESTED

sufficient to meet manufacturing needs, or any other cause beyond the reasonable control of the Party invoking this provision, and if such Party shall have used its best efforts to avoid such occurrence and minimize its duration and has given prompt written notice to the other Party, then the affected Party’s performance shall be excused and the time for performance shall be extended for the period of delay or inability to perform due to such occurrence. If the force majeure continues for a period of 180 days, the other Party shall have the right to terminate the Agreement.

25.2  Publicity.    Neither Party shall originate any publicity, news release or other public announcement relating to this Agreement or the existence of an arrangement between the Parties without the prior written approval of the other Party, except as otherwise required by law.

25.3  Waiver.    The waiver by either Party of a breach or a default of any provision of this Agreement by the other Party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of either Party to exercise or avail itself of any right, power or privilege that it has, or may have hereunder, operate as a waiver of any right, power or privilege by such Party.

25.4  No Agency.    Nothing contained in this Agreement shall be deemed to constitute either Party as the agent or representative of the other Party, or both Parties as joint venturers or partners for any purpose. Neither Party shall be responsible for the acts or omissions of the other Party, and neither Party shall have authority to speak for, represent or obligate the other Party in any way without prior written authority from the other Party.

25.5  Survival of Obligations.    All obligations of either Party under Sections 4.2 and 4.3 (but only insofar as it relates to the rights of customers to continue using ICG/ECG Devices), 5 (License Fees and Commissions), 11 (Service and Support), 14 (Regulatory Matters), 16 (Ownership and Protection of Results), 18 (Confidentiality), 19 (Warranties and Indemnities), 20 (Trademarks), 23 (Restrictions on Sale of Other Cardiograph Products), 24 (Dispute Resolution), and 25.6 (Limitation on Liability) shall survive the expiration or termination of this Agreement and continue to be enforceable.

25.6  LIMITATION ON LIABILITY.    IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, EXEMPLARY, STATUTORY, ENHANCED OR OTHER INDIRECT DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS, LOSS OF DATA OR LOSS OF USE DAMAGES) ARISING OUT OF THE MANUFACTURE, SALE OR SUPPLYING OF CDIC PRODUCTS OR PHILIPS PRODUCTS.

25.7  Severability.    In the event that any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable because it is invalid or in conflict with any law of any relevant jurisdiction, the validity of the remaining provisions shall not be affected and the rights and obligations of the Parties shall be construed and enforced as if the Agreement did not contain the particular provisions held to be unenforceable.

25.8  Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to conflict of law

CONFIDENTIAL TREATMENT REQUESTED

principles, and shall not be governed by the U.N. Convention on Contracts for the International Sale of Goods.

25.9  Notices.    Any notice or communication with regard to the termination of or changes to this Agreement from one Party to the other shall be in writing and either personally delivered or sent via certified mail, postage prepaid and return receipt requested addressed, to such other Party at the address of such Party specified in this Agreement or such other address as either Party may from time to time designate by notice hereunder.

25.10  Entire Agreement.    This Agreement, together with all exhibits, the CDIC ICG Module Kit Specifications and Philips ECG Products Specifications, constitutes the entire agreement between the Parties. No waiver, consent, modification or change of terms of this Agreement shall bind either Party unless in writing signed by both Parties, and then such waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given. There are no understandings, agreements, representations or warranties, expressed or implied, not specified herein regarding this Agreement, the CDIC Products or the ECG Devices purchased and/or licensed hereunder. Only the terms and conditions contained in this Agreement shall govern the transactions contemplated hereunder, notwithstanding any additional, different or conflicting terms which may be contained in any Order or other document provided by one Party to the other.

25.11  Headings.    Captions and headings contained in this Agreement have been included for ease of reference and convenience and shall not be considered in interpreting or construing this Agreement.

25.12  Exhibits:    The following exhibits shall be part of this Agreement:

Exhibit A:    Products and Purchase Prices

Exhibit B:    Specifications for CDIC ICG Module Kit and Philips ECG Products

Exhibit C:    Development Project

Exhibit D:    Contact Persons/Addresses Prices

Exhibit E:    Trademarks

Exhibit F:    Other Pricing

Exhibit G:    Sales Channel Plan

25.13  Beneficiaries.    This Agreement is solely for the benefit of the Parties hereto and their respective affiliates, successors in interest and permitted assigns and shall not confer upon any other person any remedy, claim, liability, reimbursement or other right in excess of those existing without reference to this Agreement.

25.14  Assignment.    Neither Party may assign or delegate this Agreement or any rights or obligations under this Agreement without the prior written consent of the other.

CONFIDENTIAL TREATMENT REQUESTED

IN WITNESS WHEREOF, this Agreement has been duly executed as a sealed instrument as of the date specified above.

CardioDynamics International Corp.		Philips Medical Systems, a division of
Philips Electronics North America
Corporation

By:	/s/ MICHAEL K. PERRY	By:	/s/ NEAL LONG

Name:	Michael Perry	Name:	Neal Long
Title:	Chief Executive Officer	Title:	VP & GM-CDY and PENAC’s authorized representative

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT A

PRODUCTS AND PURCHASE PRICES

A)    CDIC ICG MODULE KITS AND ECG DEVICES:

CDIC shall pay Philips the following transfer fee each ECG Device ordered by CDIC:

1.	Preferred Transfer Price	[CONFIDENTIAL TREATMENT REQUESTED] Provided Philips is distributing ICG/ECG Device

2.	OEM Transfer Price	[CONFIDENTIAL TREATMENT REQUESTED] Provided Philips is no longer distributing ICG/ECG Device

Philips shall pay CDIC the following transfer fee for each CDIC ICG Module Kit ordered by Philips:

	COMBINED ASP for the ICG/ECG Device	Transfer Price

CDIC makes the sale of the “ICG/ECG Device”	N/A	[CONFIDENTIAL TREATMENT REQUESTED]

Philips makes the sale of the “ICG/ECG Device”	[CONFIDENTIAL TREATMENT REQUESTED]	[CONFIDENTIAL TREATMENT REQUESTED]

Sensor Commission
CDIC will pay a commission of [CONFIDENTIAL TREATMENT REQUESTED] of the [CONFIDENTIAL TREATMENT REQUESTED] to Philips on a [CONFIDENTIAL TREATMENT REQUESTED] basis for all DSB Sensors used on the combined “ICG/ECG Device”

* If Philips discontinues distribution of the ICG/ECG Device

CONFIDENTIAL TREATMENT REQUESTED

B)    CDIC DSB SENSORS:

DSB Sensors will be distributed by CDIC’s dedicated sales force. Philips will not offer DSB Sensors for the ICG/ECG Device except for a sample package of 10 applications included with the initial module order. Philips may purchase DSB Sensors from CDIC [CONFIDENTIAL TREATMENT REQUESTED], in which case Philips shall be responsible for all costs of sales and distribution and Philips will not be entitled to any commission under Section 5.1.

C)    SPARE PARTS:

CDIC SPARE PARTS/ACCESSORY PRICES
____________________________________________
Orderable Parts/Products	CDIC List Price (US$)	Philips Price N/A
____________________________________________
DSB Sensor Cable (replacement)	[CONFIDENTIAL TREATMENT REQUESTED]	N/A
____________________________________________
User Manual	$N/C	N/A
____________________________________________

D)    OTHER FEES:

Philips shall [CONFIDENTIAL TREATMENT REQUESTED] CDIC [CONFIDENTIAL TREATMENT REQUESTED] for each ICG Module Kit purchased for the first [CONFIDENTIAL TREATMENT REQUESTED].

Until such time as Philips may elect to provide customer training on the use of the CDIC ICG Module, either itself or through some party other than CDIC, Philips agrees to pay an additional fee for such training of [CONFIDENTIAL TREATMENT REQUESTED].

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT B

SPECIFICATIONS FOR CDIC ICG MODULE KIT AND PHILIPS ECG PRODUCTS

CDIC ICG Module Kit Specifications provided from counsel to CDIC to general counsel to Philips, pursuant to a certain letter dated the Effective Date.

Philips ECG Products Specifications provided from general counsel to Philips to counsel to CDIC, pursuant to a certain letter dated the Effective Date.

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT C

DEVELOPMENT PROJECT–
PRELIMINARY OUTLINE

1.    Scope

CDIC:	Design, develop and verify CDIC ICG Module Kit Hardware

CDIC:	Design, develop, and verify CDIC ICG Module Kit software and CDIC System Application Software for the operation of the CDIC ICG Module Kit.

CDIC:	Provide project documentation in accordance with a version of CDIC Design Control Procedure QSP 107 that has been approved by PHILIPS.

CDIC:	Submit 510(k) for a CDIC ICG Module that has the capability to interface with the ICG/ECG Device.

PHILIPS:	Review CDIC QSP 107.

PHILIPS:	Provide assistance and information necessary to comply with a PHILIPS-approved version of CDIC QSP 107, under the management of [CONFIDENTIAL TREATMENT REQUESTED].

PHILIPS:	Maintain projects file and provide milestone review processes.

PHILIPS:	Provide reliability testing of the ICG/ECG Device in accordance with Philips internal requirements.

PHILIPS:	Submit 510(k) for the ICG/ECG Device.

2.    Development Timetable

Project schedule will be developed by CDIC and PHILIPS jointly. Preferred completion date would allow for [CONFIDENTIAL TREATMENT REQUESTED].

3.    Tasks

Tasks will be detailed in project schedule.

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT D

CONTACT PERSONS/ADDRESSES

Contact Persons and Responsibilities at CDIC:

Person	Title	Responsibility	Email Phone Number Fax Number

Mike Perry	Chief Executive Officer	Executive Management Issues	[CONFIDENTIAL TREATMENT REQUESTED](858) 535-0202[CONFIDENTIAL TREATMENT REQUESTED] [CONFIDENTIAL TREATMENT REQUESTED]

Steve Loomis	Chief Financial Officer	Financial Issues	[CONFIDENTIAL TREATMENT REQUESTED](858) 535-0202 [CONFIDENTIAL TREATMENT REQUESTED] [CONFIDENTIAL TREATMENT REQUESTED]

Rich Trayler	Chief Operating Officer	International Distribution Issues	[CONFIDENTIAL TREATMENT REQUESTED](858) 535-0202[CONFIDENTIAL TREATMENT REQUESTED] [CONFIDENTIAL TREATMENT REQUESTED]

Dennis Hepp	Chief Technology Officer	Technical Issues	[CONFIDENTIAL TREATMENT REQUESTED](858) 535-0202[CONFIDENTIAL TREATMENT REQUESTED] [CONFIDENTIAL TREATMENT REQUESTED]

[CONFIDENTIAL TREATMENT REQUESTED]	[CONFIDENTIAL TREATMENT REQUESTED]	[CONFIDENTIAL TREATMENT REQUESTED]	[CONFIDENTIAL TREATMENT REQUESTED] (858) 535-0202 [CONFIDENTIAL TREATMENT REQUESTED] [CONFIDENTIAL TREATMENT REQUESTED]

Mailing Address:	CardioDynamics International Corporation 6175 Nancy Ridge Drive, Suite 300 San Diego, California 92121 USA

Contact Persons and Responsibilities at Philips:

Person	Title	Responsibility	Email Phone Number Fax Number

[CONFIDENTIAL TREATMENT REQUESTED]	[CONFIDENTIAL TREATMENT REQUESTED]	[CONFIDENTIAL TREATMENT REQUESTED]	[CONFIDENTIAL TREATMENT REQUESTED]

[CONFIDENTIAL TREATMENT REQUESTED]	[CONFIDENTIAL TREATMENTREQUESTED]	[CONFIDENTIAL TREATMENT REQUESTED]	[CONFIDENTIAL TREATMENT REQUESTED]

[CONFIDENTIAL TREATMENT REQUESTED]	[CONFIDENTIAL TREATMENT REQUESTED]	[CONFIDENTIAL TREATMENT REQUESTED]	[CONFIDENTIAL TREATMENT REQUESTED]

CONFIDENTIAL TREATMENT REQUESTED

Mailing Address:	Philips Medical Systems
1201-B N. Rice Avenue Oxnard, CA 93030
USA

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT E

TRADEMARKS

Trademarks of CDIC:

Registered Trademarks

BioZ.com®
BioZ®
BioZsim®
ZMARC®
Zcare®

Pending

BioZTECT
DISQ
BioZ.tel

Trademarks of Philips:

TrademarkName	Country	Status	FilDate	ApplNumber	RegDate	RegNumber

ACOUSTIC DENSITOMETRY	JP	Pending	08-Nov-96	08-126232

AQI	US	Registered	13-Apr-95	74/660623	14-Jan-97	2,031,001

AVALON	US	Pending	30-Jul-01	78/076482

BIOMED	FR	Registered	31-Jul-96		31-Jul-96	96636838

CARDIOTEL	GB	Registered	14-May-99	2197418	14-May-99	2197418

CAREVUE	US	Registered	19-Sep-96	75/168939	01-Jun-99	2,248,487

CODEMASTER	US	Registered	13-Apr-94	74/511967	23-Apr-96	1,970,449

CODERUNNER	AU	Registered	04-Apr-96	705934	04-Apr-96	705934

CODERUNNER	CA	Registered	11-Apr-96	809626	13-Aug-97	480408

CODERUNNER	CN	Registered	05-Feb-97	970012707	07-May-98	1173527

CODERUNNER	DE	Registered	03-Apr-96	396 16 503.6	05-Dec-96	396 16 503

CODERUNNER	EU	Registered	15-Jan-97	449819	29-Sep-98	449819

CODERUNNER	FR	Registered	03-Apr-96	96/619392	13-Sep-96	96/619392

CONFIDENTIAL TREATMENT REQUESTED

CODERUNNER	IT	Registered	17-Apr-96	FI96C/483	14-Jan-99	769032

CODERUNNER	JP	Registered	10-Apr-96	08-038970	29-Jan-99	4235740

CODERUNNER	NO	Registered	03-Apr-96	962325	12-Jun-97	182639

CODERUNNER	US	Registered	01-Apr-96	75/081289	26-Aug-97	2,092,202

COLOR KINESIS	CA	Registered	13-Jan-97	833,451	19-Jul-99	512,939

COLOR KINESIS	EU	Registered	17-Oct-96	358044	06-Nov-98	358044

COLOR KINESIS	JP	Registered	22-Oct-96	08-119320	23-Oct-98	4203721

COLOR KINESIS	US	Registered	13-Apr-95	74/660624	14-Jan-97	2,031,002

DESIGN (BIPHASIC WAVEFORM)	US	Pending	26-Oct-00	76/155367

ENCONCERT	US	Registered	10-Feb-97	75/239029	11-May-99	2,244,963

FORERUNNER	AU	Registered	04-Apr-95	657496	28-Nov-96	657496

FORERUNNER	CA	Registered	20-Mar-95	779198	25-Mar-97	473542

FORERUNNER	CN	Registered	21-May-97	970048521	28-Jun-98	1186920

FORERUNNER	DE	Registered	03-Apr-95	395 14 510.4	08-Mar-96	395 14 510

FORERUNNER	ES	Registered	26-Apr-95	1961924	05-Jul-96	1961924

FORERUNNER	ES	Registered	12-Mar-96	2017712	05-Sep-96	2017712

FORERUNNER	FR	Registered	31-Mar-95	95/565548	08-Sep-95	95/565548

FORERUNNER	GB	Registered	04-Apr-95	2016623	04-Apr-95	2016623

FORERUNNER	ID	Registered	30-May-97	D97-10182	30-May-97	413014

FORERUNNER	IT	Registered	14-Apr-95	FI95C/374	11-Dec-97	736034

FORERUNNER	JP	Registered	06-Apr-95	07-034225	05-Dec-97	4089608

FORERUNNER	KR	Registered	06-May-97	97-20250	06-Aug-98	414780

FORERUNNER	NO	Registered	04-Apr-95	952172	20-Jun-96	174468

FORERUNNER	PH	Pending	27-Jun-97	122085

FORERUNNER	TW	Registered	12-May-97	86-023470	01-Jun-98	804516

FORERUNNER	US	Registered	16-Mar-95	74/647271	22-Apr-97	2,055,996

FORERUNNER LOGO	US	Registered	24-Jan-97	75/231147	13-Jan-98	2,128,976

FREQUENCY FUSION	US	Registered	03-Jul-97	75/319561	10-Apr-01	2,442,958

HARMONIC FUSION IMAGING	US	Pending	27-Feb-98	75/441828

HEARTSTREAM	AU	Registered	20-Dec-94	649231	20-Dec-94	649231

HEARTSTREAM	BX	Registered	20-Dec-94	839345	03-Jul-95	560699

HEARTSTREAM	CA	Registered	15-Dec-94	771093	24-Nov-95	450864

HEARTSTREAM	CN	Registered	05-Feb-97	970012694	21-May-98	1177029

HEARTSTREAM	CN	Registered	05-Feb-97	970012690	07-May-98	1173528

HEARTSTREAM	DE	Registered	19-Dec-94	394 07 552.8	05-Dec-95	394 07 552

HEARTSTREAM	ES	Registered	13-Jan-95	1941372	05-Sep-95	1941372

CONFIDENTIAL TREATMENT REQUESTED

HEARTSTREAM	FR	Registered	13-Dec-94	94/548916	19-May-95	94/548916

HEARTSTREAM	GB	Registered	14-Dec-94	2004922	14-Dec-94	2004922

HEARTSTREAM	ID	Registered	30-May-97	D97 10184	30-May-97	412247

HEARTSTREAM	ID	Registered	30-May-97	D97 10183	30-May-97	412324

HEARTSTREAM	IT	Registered	30-Dec-94	FI94C/1258	16-May-97	710184

HEARTSTREAM	JP	Registered	27-Dec-94	06-131169	30-May-97	4005084

HEARTSTREAM	KR	Registered	06-May-97	97-20251	06-Aug-98	414781

HEARTSTREAM	KR	Registered	06-May-97	97-20252	06-Aug-98	414782

HEARTSTREAM	NO	Registered	23-Dec-94	947311	29-Feb-96	171398

HEARTSTREAM	PH	Pending	20-Jun-97	121866

HEARTSTREAM	TW	Registered	12-May-97	86-023469	01-Jun-98	804515

HEARTSTREAM	TW	Registered	12-May-97	86-023468	15-Oct-98	821178

HEARTSTREAM	US	Registered	27-May-97	75/298883	11-Aug-98	2,180,345

HEARTSTREAM	US	Registered	07-Apr-93	74/377124	16-May-95	1,894,587

HEARTSTREAM LOGO	AU	Registered	05-Sep-96	716663	20-Aug-97	716663

HEARTSTREAM LOGO	CA	Registered	30-Aug-96	822133	09-Oct-97	483870

HEARTSTREAM LOGO	EU	Registered	03-Sep-96	369694	09-Nov-98	369694

HEARTSTREAM LOGO	JP	Registered	27-Dec-94	06-131170	20-Jun-97	4016889

HEARTSTREAM LOGO	US	Registered	29-Jun-93	74/408433	12-Sep-95	1,918,773

IMAGEPOINT	AU	Registered	07-Nov-96	721,351	07-Oct-97	721,351

IMAGEPOINT	BR	Registered	11-Nov-96	819545945	20-Apr-99	819545945

IMAGEPOINT	CN	Abandoned	12-Nov-96	960125132

IMAGEPOINT	EU	Registered	18-Sep-96	334037	10-Nov-98	334037

IMAGEPOINT	IN	Pending	07-Nov-96	726415

IMAGEPOINT	JP	Registered	04-Oct-96	08-112866	06-Feb-98	4111978

IMAGEPOINT	KR	Registered	30-Dec-96	96-57809	23-Jan-98	392858

IMAGEPOINT	TW	Registered	15-Nov-96	(85)57972	16-Nov-97	785007

IMAGEPOINT	US	Registered	09-Aug-96	75/147740	24-Feb-98	2,139,715

INTELLIGENT AQ	BR	Registered	29-Oct-96	819532380	27-Apr-99	819532380

INTELLIGENT AQ	CA	Registered	13-Jan-97	833,452	08-Apr-98	492,629

INTELLIGENT AQ	CN	Registered	31-Oct-96	960120798	14-Dec-97	1135287

CONFIDENTIAL TREATMENT REQUESTEED

INTELLIGENT AQ	EU	Registered	28-Oct-96	411678	10-Nov-98	411678

INTELLIGENT AQ	JP	Pending	08-Nov-96	08-126233

INTELLIGENT AQ	US	Registered	13-Apr-95	74/661120	11-Mar-97	2,044,673

OB TRACEVUE	JP	Registered	19-Jul-99	11-065120	07-Jul-00	4398106

OB TRACEVUE	US	Registered	07-Aug-95	74/711669	02-Mar-99	2,229,234

OMNIPLANE	AU	Registered	02-Jun-92	579619	10-Dec-93	579619

OMNIPLANE	AU	Registered	02-Jun-92	579618	10-Dec-93	579618

OMNIPLANE	BX	Registered	02-Jun-92	781008	02-Jun-92	516364

OMNIPLANE	CA	Registered	09-Jun-92	706,597	30-Sep-94	433903

OMNIPLANE	DE	Registered	17-Jun-92	H67 753/10Wz	21-Feb-94	2 057 292

OMNIPLANE	ES	Registered	16-Jun-92	1707894	05-Apr-93	1707894

OMNIPLANE	ES	Registered	16-Jun-92	1707893	05-Apr-93	1707893

OMNIPLANE	FR	Registered	03-Jun-92	92421383	03-Jun-92	92421383

OMNIPLANE	GB	Registered	01-Jun-92	1503647	02-Jul-93	1503647

OMNIPLANE	GB	Registered	01-Jun-92	1503646	02-Jul-93	1503646

OMNIPLANE	IT	Registered	16-Jun-92	RM92C002469	21-Dec-94	638934

OMNIPLANE	JP	Registered	09-Jul-92	04-137719	31-Jul-95	3057419

OMNIPLANE	TW	Registered	24-Jun-92	(81)031032	01-Apr-93	592400

OMNIPLANE	TW	Registered	24-Jun-92	(81)031033	01-Dec-92	577656

OMNIPLANE	US	Registered	07-Mar-91	74/145620	15-Aug-95	1,912,045

OPTI-GO	EU	Published	03-Jul-00	1734821

OPTI-GO	US	Pending	27-Apr-00	78/005903

PAGEWRITER	US	Registered	05-Mar-87	73/648237	22-Nov-88	1,513,367

PALMVUE	AT	Registered	13-Jan-95	AM 148/95	07-Mar-95	157 040

PALMVUE	BX	Registered	10-Jan-95	840 314	10-Jan-95	564279

PALMVUE	CH	Registered	16-Jan-95	264/1995.0	24-Jul-96	425 573

PALMVUE	DE	Registered	12-Jan-95	395012732	06-Sep-95	395 01 273

PALMVUE	ES	Registered	11-Jan-95	1940639	05-Sep-95	1940639

PALMVUE	FR	Registered	10-Jan-95	95552828	10-Jan-95	95552828

PALMVUE	GB	Registered	10-Jan-95	2007195	10-Jan-95	2007195

PALMVUE	IT	Registered	13-Jan-95	RM95C000153	13-Jun-97	712300

PALMVUE	JP	Registered	20-Sep-95	07-96816	21-Nov-97	4084787

PALMVUE	SE	Registered	09-Jan-95	95-00192	01-Dec-95	306427

PALMVUE	US	Registered	21-Nov-94	74/601108	02-Jul-96	1,984,710

PALMVUE DESIGN	US	Registered	12-Feb-96	75/056193	22-Apr-97	2,054,555

PERMAPAPER	ES	Registered	29-Jul-71	651166	15-Nov-76	651166

PERMAPAPER	ES	Registered	18-May-71	645372	19-Nov-74	0645372

CONFIDENTIAL TREATMENT REQUESTED

PERMAPAPER	FR	Registered	09-Aug-88	1578885	27-Jul-98	1578885

PERMAPAPER	US	Registered	06-Dec-46	513847	11-May-48	438747

POWERSTATION	EU	Registered	19-Jan-00	1466523	14-Mar-01	1466523

POWERSTATION	US	Registered	24-Jan-00	75/902166	03-Apr-01	2,440,645

RAPAPORT	JP	Registered	18-May-72	47-067560	17-Jul-75	1133076

SMART BIPHASIC	AU	Pending	24-Apr-01	873511

SMART BIPHASIC	CN	Pending	24-Apr-01	2001066385

SMART BIPHASIC	EU	Pending	24-Apr-01	2189678

SMART BIPHASIC	HK	Pending	24-Apr-01	2001 06514

SMART BIPHASIC	JP	Pending	25-Apr-01	2001-38486

SMART BIPHASIC	NZ	Pending	24-Apr-01	636611

SMART BIPHASIC	SG	Pending	24-Apr-01	T01/05652G

SMART BIPHASIC	US	Pending	26-Oct-00	76/155098

SONOS	CN	Registered	08-Sep-94	94090569	21-Aug-96	864416

SONOS	DE	Registered	21-Jul-94	H 72867/10Wz	06-Jun-95	2 907 433

SONOS	EU	Registered	13-May-98	822999	10-Dec-99	822999

SONOS	IT	Registered	17-Aug-94	RM94C003666	14-Nov-96	691569

SONOS	JP	Registered	02-Aug-94	06-78354	24-Feb-97	3261045

SONOS	US	Registered	26-Feb-91	74/142853	31-Mar-92	1,681,085

SPEEDPOINT	US	Registered	10-Feb-97	75/239598	25-Jul-00	2,371,411

STRESSWRITER	CA	Registered	18-Jan-96	802,129	22-Jul-97	478,839

STRESSWRITER	GB	Registered	18-Jan-96	2052327	18-Jan-96	2052327

STRESSWRITER	US	Registered	19-Jan-96	75/045901	21-Oct-97	2,106,332

STUDYMANAGER	US	Abandoned	26-Feb-99	75/649248

ULTRABAND	US	Registered	30-Jun-97	75/317188	01-Jun-99	2,250,315

VIRIDIA	US	Registered	19-Feb-97	75/243747	02-Mar-99	2,229,493

Agilent HSG Subsidiaries

Anesthesia Recording, Inc.

COMPURECORD	DE	Registered	06-Nov-92	P43735/9WZ	04-Mar-94	2058917

COMPURECORD	FR	Registered	05-Nov-92	92440661	05-Nov-92	92440661

COMPURECORD	IT	Registered	27-Nov-92	RM92C/004321	07-Mar-95	644874

COMPURECORD	US	Cancelled	27-Jul-92	74/298397	19-Oct-93	1,799,235

COMPURECORD	US	Pending	31-Oct-00	76/158644

EZRECORD	US	Registered	22-May-95	74/678801	04-Mar-97	2,042,386

Zymed, Inc.

CHF.COM	US	Abandoned	01-Jul-99	75/756660

EASI	US	Registered	05-Feb-96	75/052279	18-Mar-97	2,045,746

HOLTER 2000	US	Abandoned	13-Jan-99	75/620199

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT F

OTHER PRICING

	OEM Board with CDIC Pre-Sales Support	OEM Board without CDIC Pre-Sales support

Pre-Sales Support Fee	[CONFIDENTIAL TREATMENT REQUESTED]	[CONFIDENTIAL TREATMENT REQUESTED]

ICG Hardware	[CONFIDENTIAL TREATMENT REQUESTED]	[CONFIDENTIAL TREATMENT REQUESTED]

ICG Cable	[CONFIDENTIAL TREATMENT REQUESTED]	[CONFIDENTIAL TREATMENT REQUESTED]

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT G

SALES CHANNEL PLAN

CDY Direct Hospital Market

From July ‘02 through termination of the Agreement

Philips shall act as a finder for CDIC providing lead generation, hospital relationships and coaching to the CDIC reps for the sale of stand-alone CDIC ICG products into CDY Direct Hospitals. The CDIC rep shall do the product selling for stand-alone CDIC ICG products. CDIC shall pay a finder’s fee of [CONFIDENTIAL TREATMENT REQUESTED] to Philips on successfully closed business into CDY Direct Hospitals.

From the date the ICG/ECG Device is available for sale through the termination of the Agreement

Philips shall sell the ICG/ECG Device exclusively into identified CDY Direct Hospitals (1000-1500 Hospitals actively covered Philips/CDY SR’s). The identified CDY Direct Hospital may be expanded by Philips as additional Philips CDY reps are hired. CDIC reps shall act as product specialists supporting the Philips CDY reps in CDY Direct Hospitals. This shall build knowledge of the Philips CDY reps concerning the CDIC products. CDIC reps shall also support sales of the ICG/ECG Device through the Philips MR organization. CDIC reps shall be compensated by CDIC for their support services.

In order for Philips to maintain its exclusivity rights, it must achieve the following minimum sales of ICG/ECG Devices:

During the [CONFIDENTIAL TREATMENT REQUESTED] following the first Customer shipment of the ICG/ECG Device [CONFIDENTIAL TREATMENT REQUESTED]

During the [CONFIDENTIAL TREATMENT REQUESTED] following the first Customer shipment of the ICG/ECG Device [CONFIDENTIAL TREATMENT REQUESTED]

During the [CONFIDENTIAL TREATMENT REQUESTED] following the first Customer shipment of the ICG/ECG Device [CONFIDENTIAL TREATMENT REQUESTED]

If Philips fails to achieve the above sales, then CDIC shall have the right to sell the ICG/ECG Device into CDY Direct Hospitals.

At any time during the term of this Agreement, Philips shall have the right to relinquish its exclusivity in the CDY Direct Hospital market and become non-exclusive, upon 30 days’ notice to CDIC. Should Philips lose its exclusive rights in the CDY Direct Hospital market, it shall have non-exclusive rights to such market.

CONFIDENTIAL TREATMENT REQUESTED

All Other Markets

From July ‘02 through termination of the Agreement

Philips shall act as a finder for CDIC providing lead generation, hospital relationships and coaching to the CDIC reps for the sale of stand-alone CDIC ICG products into all markets other than CDY Direct Hospitals. The CDIC rep shall do the product selling for stand-alone CDIC ICG products. CDIC shall pay a finder’s fee of [CONFIDENTIAL TREATMENT REQUESTED] to Philips on successfully closed business of stand-alone CDIC ICG products into all markets other than CDY Direct Hospitals.

From the date the ICG/ECG Device is available for sale through the termination of the Agreement

Both CDIC and Philips will sell the ICG/ECG Device in all markets other than the CDY Direct Hospital market on a non-exclusive basis.

International Markets

From the date the ICG/ECG Device is available for sale through the termination of the Agreement

Unless agreed otherwise upon, both Philips and CDIC will sell the ICG/EGG Device in all non-U.S. markets on a non-exclusive basis.